                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             Grey Advertising Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             Grey Advertising Inc.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------
     (3) Filing party:

- - --------------------------------------------------------------------------------
     (4) Date filed:

- - --------------------------------------------------------------------------------
- - ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 27, 1994

To the Stockholders of
  GREY ADVERTISING INC.

     The Annual Meeting of Stockholders of Grey Advertising Inc. ("Company") will be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1155 21st Street, N.W., Washington, D.C., on June 27, 1994 at 8:00 A.M., local time, for the following purposes:

          (1) To elect one director to hold office for a three year term.

          (2) To consider and take action on a proposal to amend and restate the Company's 1993 Senior Management Incentive Plan.

          (3) To consider and take action on a proposal to approve the Company's 1994 Stock Incentive Plan.

          (4) To consider and take action on a proposal to ratify the selection of Ernst & Young as independent auditors for the Company for 1994.

          (5) To transact such other business as may properly come before the meeting.

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock at the close of business on June 1, 1994, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting.

                                             By Order of the Board of Directors

                                                     STEVEN G. FELSHER
                                                         Secretary

New York, New York
June 7, 1994

        PLEASE SPECIFY YOUR CHOICES, DATE AND SIGN THE ENCLOSED PROXIES
                AND MAIL THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 546-2000

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 27, 1994

     This Proxy Statement is being mailed to stockholders on or about June 7, 1994 in connection with the solicitation of proxies by the Board of Directors of Grey Advertising Inc. ("Company") for the Annual Meeting of Stockholders to be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1155 21st Street, N.W., Washington, D.C., on June 27, 1994 at 8:00 A.M., local time, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. A stockholder may effect revocation of a proxy by delivering written notice to the Secretary of the Company, by giving a later-dated proxy or by attending the meeting and voting in person. All properly executed, unrevoked proxies will be voted as specified. Unless contrary directions are given, proxies will be voted for the election of the nominee for director proposed by the Board of Directors and in favor of the proposals set forth in the notice. Shares represented by executed proxies received by the Company will be counted for a quorum regardless of how or whether such shares are voted on any particular matter. Where nominee stockholders of record do not vote on specific issues because they did not receive instructions, such "nonvotes" will not be treated as votes cast or shares present for a quorum for such issues. The affirmative vote of the holders of a plurality of the votes cast is required in the election of directors. The affirmative vote of the holders of the majority of the shares present is required to approve each of the other matters to be voted on at the meeting.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993 ("10-K"). STOCKHOLDERS DESIRING TO OBTAIN A COPY OF THE 10-K SHOULD ADDRESS WRITTEN REQUESTS TO MS. LUCILLE J. CASERIO, ASSISTANT SECRETARY, GREY ADVERTISING INC., 777 THIRD AVENUE, NEW YORK, NEW YORK 10017.

                               VOTING SECURITIES

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock ("Class B Stock") at the close of business on June 1, 1994, and holders of the Company's Preferred Stock permitted to do so, will be entitled to vote at the meeting. On June 1, 1994, the Company had outstanding 908,525 shares of Common Stock and 331,557 shares of Class B Stock. The Company also has outstanding and entitled to vote at the meeting 20,000 shares of its Series I Preferred Stock, and 5,000 shares each of its Series II Preferred Stock and Series III Preferred Stock. At the meeting, each share of Common Stock will be entitled to one vote; each share of Class B Stock will be entitled to ten votes; and each share of Preferred Stock will be entitled to eleven votes.

     To the knowledge of the Board of Directors, as of June 1, 1994, no stockholder owned of record or beneficially more than 5% of the Company's outstanding shares of Common Stock, Class B Stock or Preferred Stock except as indicated below:

                                                                        AMOUNT OF
                                                                        SHARES AND
                                                                          NATURE
                                        NAME AND ADDRESS OF          OF BENEFICIAL OR     PERCENTAGE
       TITLE OF CLASS                RECORD OR BENEFICIAL OWNER      RECORD OWNERSHIP      OF CLASS
- - ----------------------------    ------------------------------------ ----------------     ----------
Common Stock................    Edward H. Meyer, as Voting Trustee        181,163(a)         19.9
                                under a Voting Trust Agreement,
                                dated as of February 24, 1986, and
                                as subsequently amended ("Voting
                                Trust Agreement"), among the Voting
                                Trustee, the Company and the
                                Beneficiaries of the Voting Trust
                                Agreement
                                777 Third Avenue
                                New York, New York 10017
                                Edward H. Meyer                           131,453(b)         14.1
                                777 Third Avenue
                                New York, New York 10017
                                The committee administering the            50,849(c)          5.6
                                Company's Employee Stock
                                Ownership Plan
                                777 Third Avenue
                                New York, New York 10017
                                Nicholas Company, Inc.                    116,900(d)         12.9
                                700 North Water Street
                                Milwaukee, Wisconsin 53202
                                Southeastern Asset Management, Inc.        58,111(e)          6.4
                                860 Ridgelake Boulevard
                                Memphis, Tennessee 38120
                                Quest Advisory Corp.                       69,077(f)          7.6
                                1414 Avenue of the Americas
                                New York, New York 10019
                                T. Rowe Price Associates, Inc.             54,065(g)          6.0
                                100 E. Pratt Street
                                Baltimore, Maryland 21202
                                All executive officers and                274,201(h)         29.0
                                directors as a group

                                                                        AMOUNT OF
                                                                        SHARES AND
                                                                          NATURE
                                        NAME AND ADDRESS OF          OF BENEFICIAL OR     PERCENTAGE
       TITLE OF CLASS                RECORD OR BENEFICIAL OWNER      RECORD OWNERSHIP      OF CLASS
- - ----------------------------    ------------------------------------ ----------------     ----------
Class B Stock...............    Edward H. Meyer, as Voting Trustee        193,701(a)         58.4
                                under the Voting Trust Agreement
                                777 Third Avenue
                                New York, New York 10017
                                Edward H. Meyer                           135,553(b)         38.0
                                777 Third Avenue
                                New York, New York 10017
                                The committee administering the            56,961(c)         17.2
                                Company's Employee Stock
                                Ownership Plan
                                777 Third Avenue
                                New York, New York 10017
                                All executive officers and                278,862(h)         78.1
                                directors as a group
Series I, Series II and
  Series III Preferred
  Stock.....................    Edward H. Meyer                            30,000(i)          100
                                777 Third Avenue
                                New York, New York 10017

- - ------------
(a) Represents voting power only and includes certain shares subject to a voting agreement pursuant to which shares owned by an executive officer of the Company will be voted in the same manner as the Voting Trustee votes. Does not include shares issuable upon exercise of options which are contractually bound to be deposited pursuant to the Voting Trust Agreement. In general, investment power over the shares deposited in the voting trust established pursuant to the Voting Trust Agreement is retained by the several beneficiaries of the Voting Trust Agreement. (See "Employment Agreements and Other Transactions" below.)

(b) Includes shares of Common Stock and of Class B Stock, as the case may be, issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof, and Mr. Meyer's beneficial interest in shares of Common Stock and Class B Stock deposited by him pursuant to the Voting Trust Agreement as to which he retains investment power. Does not include shares of Common Stock (5.6% of such class) and Class B Stock (17.2%) held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Does not include shares of Common Stock and Class B Stock held in trust for Mr. Meyer's children which have been deposited with the Voting Trustee under the Voting Trust Agreement, or shares of Common Stock or of Class B Stock as to which Mr. Meyer exercises voting power by virtue of being the Voting Trustee under the Voting Trust Agreement.

(c) The committee which administers the Company's Employee Stock Ownership Plan exercises voting power over shares held in such plan, and is comprised of Mr. Meyer and Steven G. Felsher.

(d) Information based on the Company's understanding of publicly-filed material. Nicholas Company, Inc. ("Nicholas"), a registered investment advisor which, on behalf of its clients, has been a long-term investor in the Company, has sole dispositive power with respect to the shares listed. Nicholas Fund, Inc., a diversified mutual fund, has sole voting power with respect to 79,500 of Nicholas' listed shares (about 8.8% of the outstanding Common Stock) and is located at the same address as Nicholas.

(e) Information based on the Company's understanding of publicly-filed material. Southeastern Asset Management, Inc., a registered investment advisor which, on behalf of its clients, has been a long-term investor in the Company, has sole dispositive and voting power with respect to the shares listed.

(f) Information based on the Company's understanding of publicly-filed material. Quest Advisory Corp., a registered investment advisor, which (together with a related entity), on behalf of its clients, has been a long-term investor in the Company, has sole dispositive and voting power with respect to the shares listed.

(g) Information based on the Company's understanding of publicly-filed material.
     T. Rowe Price Associates, Inc. ("TRP"), a registered investment advisor which, on behalf of its clients, has been a long-term investor in the Company, has sole dispositive power with respect to the shares listed. T. Rowe Price Small Cap Value Fund, Inc., a diversified mutual fund, has sole voting power with respect to 51,865 of the shares listed as beneficially owned by TRP (about 5.7% of the outstanding Common Stock) and is located at the same address at TRP.

(h) Includes shares of Common Stock (5.6% of such class) and of Class B Stock (17.2%), as the case may be, as to which certain executive officers exercise shared voting power by virtue of their membership on the committee administering the Company's Employee Stock Ownership Plan. Includes shares of Common Stock and Class B Stock as to which the Voting Trustee under the Voting Trust Agreement exercises voting power. Includes shares of Common Stock and of Class B Stock issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer, and shares of Common Stock and of Class B Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement, who are obliged, under the terms of the Voting Trust Agreement, to deposit shares acquired subsequent to the execution of the Voting Trust Agreement in accordance with the terms thereof, after giving effect to the assumed conversion and exercise thereof. Does not include shares of Common Stock and Class B Stock issuable to beneficiaries under the Voting Trust Agreement upon exercise of stock options which are not presently exercisable.

(i) Represents 20,000 of Series I Preferred Stock, and 5,000 shares of each of the Company's Series II and Series III Preferred Stock, of which classes Mr. Meyer owns 100% of the outstanding shares.

                              ELECTION OF DIRECTOR

     The Board of Directors presently consists of four members, one of whom is elected by the holders of the Series I Preferred Stock, voting as a class, and three of whom, divided into three classes, are elected by the holders of the Common Stock, the Class B Stock and the Preferred Stock voting together. At each Annual Meeting of Stockholders, directors of one class are elected to serve for a three-year term or until the election of their successors.

     Edward H. Meyer has been nominated to be elected at the meeting to serve as a director until the Annual Meeting of Stockholders to be held in 1997. Mr. Meyer is currently serving on the Board.

     The Company's Certificate of Incorporation provides for cumulative voting for elections of directors. Therefore, if more than one director is being elected at a meeting, each stockholder is entitled to cast as many votes as shall equal the number of votes represented by the shares owned by such stockholder multiplied by the number of directors to be elected and such stockholder may cast all of such votes for a single nominee for director, or may distribute them among the number of nominees, as the stockholder determines.

     Information relating to Mr. Meyer and to the directors not standing for election who will continue in office following the meeting is set forth below. Each person listed below is currently a director of the Company.

                                                                     TERM     NO. OF SHARES OF    PERCENT OF
                                                                    OFFICE      VOTING STOCK      VOTES CAST
                                                        DIRECTOR     WILL          OWNED          BY VOTING
         NAME(A)            AGE      OCCUPATION(B)       SINCE      EXPIRE    BENEFICIALLY(C)       SHARES
- - --------------------------  ----   ------------------   --------    ------    ----------------    ----------
Mark N. Kaplan............   64    Partner, Skadden,      1973       1996           2,200(e)           --(f)
                                   Arps, Slate,
                                   Meagher & Flom,
                                   law firm (d)
Edward H. Meyer...........   67    Chairman of the        1961       1994         577,040(g)         69.4
                                   Board, President
                                   and Chief
                                   Executive Officer
Richard R. Shinn..........   76    Retired Chairman       1990         --(h)        1,000(i)           --(f)
                                   of Metropolitan
                                   Life Insurance
                                   Company
John Shannon..............   57    President, Grey-       1991       1995           1,000(j)           --(f)
                                   International

- - ------------
(a) There is no family relationship between any director and any other director or executive officer of the Company.

(b) The positions of Messrs. Meyer and Shannon are with the Company, and each has served the Company for more than the past five years.

    Mr. Kaplan also serves on the boards of directors of American Biltrite Inc., Diagnostic/Retrieval Systems, Inc., The Harvey Group Inc., REFAC Technology Development Corporation and Volt Information Sciences, Inc.

    Mr. Meyer is also a director of Bowne & Co., Inc., Ethan Allen Interiors, Inc., Harman International Industries, Inc. and The May Department Stores Company. Mr. Meyer also serves as director or trustee of thirty-one mutual funds advised by Merrill Lynch Asset Management, Inc. or its wholly-owned subsidiary, Fund Asset Management, Inc.

(c) Represents beneficial interests in shares of the Company's Common Stock, Class B Stock, and Series I, II and III Preferred Stock. (See "Voting Securities" above.) Information is as of the record date.

(d) Skadden, Arps, Slate, Meagher & Flom, a law firm in which Mr. Kaplan is a partner, has provided certain legal services to the Company in 1993 and 1994.

(e) Mr. Kaplan owns 1,100 shares of each of Common Stock and Class B Stock.

(f) Represents less than 1.0% of the votes entitled to be cast.

(g) Mr. Meyer beneficially owns 105,953 shares of Common Stock and 110,053 shares of Class B Stock, as to which he, as the Voting Trustee under the Voting Trust Agreement, exercises voting power, and 20,000 shares of the Series I Preferred Stock, and 5,000 shares of each of the Series II and of the Series III Preferred Stock, representing approximately 11.7%, 33.2%, 100%, 100% and 100% of each class, respectively. Also includes shares held pursuant to the Voting Trust Agreement, as to which Mr. Meyer, as the Voting Trustee, exercises voting power, and shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Also includes shares of Common Stock (2.8%) and Class B Stock (7.7%) issuable on conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof. Does not separately include 7,500 shares of each of the Common Stock and the Class B Stock held in trust for Mr. Meyer's children, as to which Mr. Meyer, as the Voting Trustee under the Voting Trust Agreement, exercises voting power.

(h) Mr. Shinn had been elected by the holder of the Series I Preferred Stock and serves until the election of his successor.

(i) Mr. Shinn owns 1,000 shares of Common Stock.

(j) Mr. Shannon holds options to purchase 1,000 shares of Common Stock.
                            ------------------------

     The Board of Directors has no reason to believe Mr. Meyer will, for any reason, be unable to serve as a director. If, however, Mr. Meyer becomes unavailable to serve, for any reason, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed by stockholders, to vote such proxy for the election of such other person as the Board of Directors may in its discretion recommend.

     Directors who are not employees of the Company receive a fee of $4,500 per quarter and a fee of $3,000 for each meeting of the Board attended. Directors who are also employees receive no remuneration for serving on the Board. Under a separate agreement with the Company, Mr. Kaplan has elected to have payment of his director's fees deferred until he retires from the Board.

     During 1993, the Board met four times. Each director attended at least 75% of the meetings of the Board. The Audit Committee, which is comprised of Messrs. Kaplan and Shinn, reviews the services of the Company's independent auditors, the preparation of the Company's financial statements and the maintenance of internal controls by the Company. Messrs. Kaplan and Shinn also comprise the Company's Compensation Committee, which is charged with overseeing matters relating to senior executive compensation. The Company does not have a standing nominating committee. Members of the Audit Committee and the

Compensation Committee receive $1,000 for each meeting of each such committee which does not fall on the same day as a meeting of the Board.

                           REMUNERATION OF MANAGEMENT

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of the four other most highly compensated executives officers of the Company with respect to the three most recently completed fiscal years of the Company, except as indicated below:

                                                                         LONG TERM COMPENSATION
                                                                 ---------------------------------------
                                     ANNUAL COMPENSATION                                         ALL
                               -------------------------------      REST.         STOCK         OTHER
      NAME AND POSITION        YEAR      SALARY        BONUS     STOCK($)(1)    OPTION(#)    COMP.(2)(3)
- - -----------------------------  ----    -----------   ---------   -----------    ---------    -----------
Edward H. Meyer..............  1993    $ 1,700,000   $ 300,000         -0-          -0-      $  928,487
Chairman, President and Chief  1992      1,700,000     200,000         -0-          -0-       1,009,578
Executive Officer              1991      1,700,000     100,000         -0-          -0-              --
Robert L. Berenson...........  1993    $   442,500   $ 150,000         -0-          -0-      $  336,530
President, Grey-N.Y.           1992        400,000     135,000         -0-          -0-         113,271
                               1991        400,000     125,000         -0-          -0-              --
Barbara S. Feigin............  1993    $   331,000   $ 125,000         -0-          -0-      $  260,006
Executive Vice President       1992        297,667     120,000         -0-          -0-          87,162
                               1991        281,000     112,000         -0-          -0-              --
Stephen A. Novick............  1993    $   635,000   $  85,000         -0-          -0-      $  411,530
Executive Vice President       1992        570,000      75,000         -0-          -0-         333,001
                               1991        483,333      75,000     445,000        5,000              --
John Shannon.................  1993    $   407,000   $ 165,000         -0-          -0-      $   52,139
President, Grey-International  1992        390,000     135,000         -0-          -0-          41,199
                               1991        370,000     127,500         -0-          -0-              --

- - ------------
(1) As at December 31, 1993, Messrs. Berenson and Novick owned, respectively, 500 shares and 5,500 shares issued under the Company's Restricted Stock Plan as to which the restrictions thereon had not lapsed, having respective aggregate net values of $63,500 and $758,500 on such date. All shares of restricted stock are entitled to dividends on the same basis as other shares of Common Stock or Class B Stock. (See "Employment Agreements and Other Transactions".)

(2) Consistent with transitional provisions applicable to the revised rules on executive officers' and directors' compensation disclosure adopted by the Securities and Exchange Commission, amounts of All Other Compensation are excluded for 1991.

(3) All Other Compensation includes: (i) contributions of $26,963 and $25,492 in 1992 and 1993, respectively, to the Company's qualified defined contribution plans on behalf of the named executives other than Mr. Shannon, who, as a United Kingdom resident, participated in local pension programs to which he contributed funds out of his salary compensation; (ii) amounts shown for Mr. Shannon represent deferred compensation pursuant to a subsidiary-sponsored program for United Kingdom executives; (iii) respective premium expense coverage or reimbursement of $54,949 and $54,787, $16,308 and $16,038, $6,452 and $6,038, and $15,199 and $99,046, in 1992 and 1993, respectively, for Messrs. Meyer, Berenson and Novick, and Ms. Feigin, of which amount for Ms. Feigin included in 1993 the total premiums due under a long-term supplemental insurance policy; (iv) accruals in the respective amounts of $203,766 and $161,058 for Mr. Meyer in 1992 and 1993, and $10,468 for Ms. Feigin in 1993 in respect of amounts which would have been allocated to Mr. Meyer's and Ms. Feigin's accounts under the Company's qualified defined contribution programs for such years but for certain limitations determined under the federal tax laws; (v) respective allocations under the Company's Senior Management Incentive Plan ("SMIP") in respect of 1992 and 1993, respectively, for Messrs. Berenson, Meyer and Novick, and Ms. Feigin of $125,000 and $140,000, $723,900 and $687,150,
    $130,000 and $150,000, and $80,000 and $90,000, such 1993 amounts further include $55,000, $30,000 and $35,000 for Messrs. Berenson and Novick, and Ms. Feigin, respectively, accrued in 1992 as an advance to the five year SMIP begun in 1993; and (vi) $100,000 for 1993 and $200,000 for each of 1992 and 1993 of loan forgiveness in respect of Messrs. Berenson's and Novick's indebtedness to the Company, respectively. Does not include payments in 1992 (in 1993 for Mr. Berenson) in respect of SMIP allocations made in prior years and which generally vested on December 31, 1992 in the respective amounts of $350,000, $1,491,124, $375,060 and $265,997 for Messrs. Berenson,
    Meyer and Novick, and Ms. Feigin.

AGGREGATED OPTION EXERCISES IN 1993 AND STOCK OPTION VALUE AS AT DECEMBER 31, 1993(1)

                                                                          NUMBER OF           VALUE OF
                                                                         UNEXERCISED         UNEXERCISED
                                                                           OPTIONS          IN-THE-MONEY
                                                                      DECEMBER 31, 1993        OPTIONS
                                                                      -----------------   DECEMBER 31, 1993
                                            SHARES                                        -----------------
                                           ACQUIRED        VALUE        EXERCISABLE/        EXERCISABLE/
                  NAME                    ON EXERCISE   REALIZED(2)     UNEXERCISABLE       UNEXERCISABLE
- - ----------------------------------------  -----------   -----------   -----------------   -----------------
Robert L. Berenson......................       --              --            666/334        $62,604/$31,396
Barbara S. Feigin.......................      333          28,305              0/334               0/31,396
Edward H. Meyer.........................       --              --                0/0                    0/0
Stephen A. Novick.......................       --              --        2,332/3,668        138,407/183,093
John Shannon............................       --              --            666/334          62,604/31,396

- - ------------
(1) All options relate to shares of Common Stock.

(2) "Value Realized" represents the market price of the Common Stock on the date of exercise less the exercise price payable.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of the Company's outside directors. The Committee is responsible for the definition of the goals of the Company's compensation practices and the implementation of the compensation programs so that they address properly these goals. The Compensation Committee reviews regularly the development of the Company's operations, its revenue and profit performance, its prospects for growth, the general trends in the advertising agency industry and the particular needs of the Company.

     The Compensation Committee reviews and approves allocations to or under several long-term deferred and current compensation programs which have been developed over the years. These programs, which have utilized both cash and stock awards, are designed to foster a strong commitment by the Company's senior executives to the interests of the Company's stockholders, clients and business by rewarding excellent performance with current compensation, enhancing motivation for continued profit performance, encouraging a strong community of interests with the Company's stockholders through share awards and fostering the long-term retention of key management personnel through extended vesting periods.

     These goals are particularly important, and not readily subject to a short-term formula approach, in the advertising industry where compensation is heavily negotiated and where there is great demand for talented people, thus resulting in a high potential for executive turnover. The Compensation Committee believes that the programs adopted by Grey have been helpful in retaining the Company's executive officers who average more than 20 years of service with the Company. This stability, which is not prevalent in the advertising agency business, has, in the judgment of the Compensation Committee, been important in enabling the Company to achieve its performance over the last 20 years. Over such 20 year period, and as through the record date, the Company's stock price has increased approximately 50 times with a resulting annual compounded return before dividends in excess of 21%.

     The Company's executive officers, as disclosed in this proxy statement, own a substantial interest in the Company's stock, a significant portion of which was acquired over many years through a number of the Company's stock programs. As a result, the Company has made limited grants of stock or stock options in recent years.

     In recent years, a significant portion of executives' total compensation has been provided through payment of discretionary annual bonuses and through allocations under the Company's Senior Management Incentive Plan ("SMIP"). The total amounts paid or allocated, as the case may be, are related to overall corporate performance and have trended upwards in better years. In granting annual bonuses, the Compensation Committee considers the executives' relative contribution to the Company's overall success, the need for executives to believe they are compensated competitively, the need for bonuses to be scaled to reflect seniority and contribution, and other relevant factors. In approving the annual bonus for 1993 to Mr. Meyer, the Compensation Committee also considered that Mr. Meyer has been employed by the Company since 1956 and has served as Chief Executive Officer since 1971, that despite the continued difficult business conditions in many major markets, Mr. Meyer led the Company to record earnings and significantly increased share performance during the course of 1993, and that the Company continued its strong and steady growth. The Committee also considered Mr. Meyer's long-term contributions in creating value for the Company and its stockholders by establishing and maintaining many significant client relationships, and by overseeing the Company's expansion into new disciplines and parts of the world. Overall, it is the generalized view of the Committee that under Mr. Meyer's direction the Company has been and is well organized, and managed for long-term, stable growth. Mr. Meyer's salary is set by agreement which was entered into a number of years ago and reflects all adjustments since he became Chief Executive Officer of the Company. In addition, the Committee deemed an increase of $100,000 in his bonus compensation to be appropriate especially considering the Company's increased profits.

     Under the SMIP, participants are credited with compensation in an aggregate amount equal to a percentage (between 8% and 12%) of the Company pre-tax earnings for each year from 1993 through 1997, as determined by the Board annually. For 1993, the Board determined to credit 11% of the Company's pre-tax earnings to SMIP. Because of Mr. Meyer's senior position and his substantial interest in the equity of the Company, the Compensation Committee, as agreed in prior years, awarded Mr. Meyer with respect to 1993 an amount corresponding to 15% of the aggregate amount credited for 1993 under SMIP. As discussed below, the stockholders are being asked to approve a proposal to amend and restate SMIP for 1994 and years following.

     Effective in 1994, the tax law was amended to deny tax deductions to publicly-held corporations for annual compensation paid to certain executive officers in excess of $1,000,000, subject to certain exceptions. The Committee believes the Company should take appropriate steps to be in a position to preserve the tax deductibility of compensation payments, to the extent such steps are consistent with providing competitive compensation to its executives and the Company otherwise satisfies the requirements of the tax law. Proposals 2 and 3 in this proxy statement are designed to further this policy, including, inter alia, by allowing for the possibility under the Restated Plan (discussed in proposal 2) to defer payments thereunder.

                                          Mark N. Kaplan
                                          Richard R. Shinn

SENIOR EMPLOYEE PENSION PLAN

     The Senior Employee Pension Plan provides that certain qualified officers of the Company and its subsidiaries will be entitled upon retirement at or after the age of 60 to a lifetime supplemental pension of a maximum of $50,000 per year. Persons who are executive vice presidents of the Company, or more senior, or are designated senior executive officers of certain of the Company's subsidiaries, and who have met certain age and length of service requirements are participants under the plan. In addition, a surviving spouse of a recipient of a pension under the plan is entitled to an annual pension equal to a maximum of $25,000 for the shorter of such spouse's life and 20 years. Each of the named executives (other than Mr. Shannon) are participants under the plan. In addition, the Company has certain understandings whereby certain additional pension amounts may be paid to Messrs. Berenson and Novick, and Ms. Feigin.

EMPLOYMENT AGREEMENTS AND OTHER TRANSACTIONS

     Messrs. Berenson, Meyer and Novick, and Ms. Feigin have employment agreements with the Company. The Company has entered into an employment agreement with Mr. Berenson providing for his continued employment with the Company through December 31, 1995 at a minimum annual compensation of $485,000 per year. In addition, the agreement with Mr. Berenson provided that the Company would advance him a compensatory loan in an amount not to exceed $500,000 to facilitate the purchase of a primary residence which would secure the loan. Such loan was to be repayable five years after it was made or upon termination of Mr. Berenson's employment with the Company under certain circumstances (except that the Company was to forgive 20% of the loan each December 31 on which Mr. Berenson was employed after the closing of the loan). Mr. Berenson's agreement also contemplates that following a change in control as defined in his agreement, and if Mr. Berenson terminates his employment upon a breach of the agreement by the Company or the Company terminates his agreement without cause, the remainder of any outstanding loan would be forgiven. During 1993, in lieu of making the loan to Mr. Berenson and forgiving it as contemplated, the Company assisted Mr. Berenson in securing a loan from a commercial bank by agreeing to amortize up to $100,000 per year for up to five years of the principal on the mortgage loan Mr. Berenson secured from such bank. The Company's obligation to reimburse is essentially parallel to the obligation it would have had to Mr. Berenson to forgive the loan his agreement comtemplated being made to him and, therefore, it is considered the equivalent of a loan forgiveness. In addition, following a change of control and upon the termination of Mr. Berenson's employment under the circumstances mentioned above, he shall thereupon vest in his currently-owned unvested stock options and restricted stock, and be entitled to a lump sum payment equal to three times the sum of his then annual salary and his most recent annual bonus, provided that all of such consideration shall not exceed the maximum limitations on the tax deductibility thereof imposed by Sections 280G and 4999 of the Internal Revenue Code. In addition, in early 1994, the Company loaned Mr. Berenson $50,000 which is forgivable by the Company assuming his continued employment through 1998.

     In 1984, the Company entered into an employment agreement, which has been amended subsequently, with Mr. Meyer, which provides for Mr. Meyer's employment with the Company through December 31, 1997. The agreement also provides for a minimum annual salary of $1,700,000 for Mr. Meyer's services as Chief Executive Officer. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. The agreement further provides that the Company will defray premiums on life insurance policies on Mr. Meyer's life payable to a beneficiary designated by him; the Company paid $40,005 in premiums in respect of these policies in 1993. The employment agreement also provides that Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services for compensation at the rate of $10,000 per month. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such termination due to a change in control of the Company or for other good reason, Mr. Meyer will receive a lump sum payment equal to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company each share of the Common Stock and the Class B Stock which he then owns at the per share market value of the Common Stock. Mr. Meyer's agreement also provides that, for the ten year period (subject to reduction or suspension in the event Mr. Meyer becomes disabled or is in breach of his agreement) following his termination of employment, the Company will, among other things, provide Mr. Meyer with an office and related office staff and facilities, and the continued use of a car and driver. The Company has also agreed to reimburse Mr. Meyer for certain business expenses incurred by him following termination of his employment up to $100,000 per year during the first five years of such period and $50,000 per year during the remainder of such period, with such amounts being adjusted annually for increases in the consumer's price index until the date of termination of his employment. During such ten year period, Mr. Meyer has also been charged with the responsibility of overseeing a certain portion of the Company's charitable contributions and, thus, will see to the contribution to charities of $100,000 per year of the Company's funds during the first five years of the period and of $50,000 per year during the remainder of the period. In 1983, the Company sold and issued $3,025,000 principal amount of its 8 1/2% Convertible Subordinated Debentures, currently due December 10, 1997, to Mr. Meyer in consideration of a purchase price of equal amount, of which $25,000 was paid in cash and the remainder by delivery of Mr. Meyer's long-term 9% full recourse promissory note in the principal amount of $3,000,000. The Debentures are convertible at any time into one share of Common Stock and one share of Class B Stock, at a current conversion price of $118.63, subject to adjustment upon the occurrence of certain events. During 1992, Mr. Meyer exercised certain stock options which had been granted to him in 1984, and, in connection therewith pursuant to the stock option agreement, issued to the Company his promissory note in the amount of $3,169,690, representing the exercise price in excess of the par value of the shares issued on exercise, which amount was paid in cash, and his promissory note in the amount of $2,339,998, representing the amount of tax required to be withheld in connection with such option excercise. The promissory notes each are full recourse, mature on December 22, 2001 and bear interest at the rate of 6.06% per year. Mr. Meyer is also indebted to the Company in the aggregate amount of $762,950 pursuant to long-term 9%, full recourse promissory notes delivered to the Company in 1981, 1982 and 1983 as part payment for Mr. Meyer's purchase shares of Series 1, 2 and Series 3 Preferred Stock (collectively, "Original Preferred Stock"). In 1994, the Company and Mr. Meyer entered into an Exchange Agreement pursuant to which Mr. Meyer exchanged the Original Preferred Stock for a like number of shares of new Preferred Stock, designated Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock (collectively, the "New Preferred Stock"). The terms of the New Preferred Stock, including the basic economic terms relating thereto, are essentially the same as the Original Preferred Stock, except that the redemption date of the New Preferred Stock is fixed at April 7, 2004 rather than on a date determined by reference to Mr. Meyer's termination of full-time employment with the Company as was the case with the Original Preferred Stock. The terms of the New Preferred Stock also give Mr. Meyer, his estate or legal representative, as the case may be, the option to require the Company to redeem his Preferred Stock for a period of 12 months following his (i) death, (ii) permanent disability or permanent mental disability, (iii) termination of full-time employment for good reason and (iv) termination of full-time employment by the Company without cause.

     During 1994, the Company entered into an agreement with Mr. Novick pursuant to which his employment by the Company was continued at a minimum annual compensation of $635,000 per year. The agreement provides that Mr. Novick shall remain employed with the Company through 1998, and that, during the term of his agreement, he shall have an annual allocation pursuant to the SMIP of not less than $150,000 and an annual bonus of not less than $75,000. The agreement also provided for the Company to lend to Mr. Novick $600,000 to acquire a new residence intended to be used, in part, for business entertaining. This loan is forgivable in three annual installments of $200,000 at the end of each of 1996, 1997 and 1998, provided Mr. Novick is still then employed by the Company. Mr. Novick's agreement also provides that, if prior to the end of 1995, there is a change in control, as defined in the agreement, and either Mr. Novick terminates his employment upon breach thereof by the Company or the Company terminates his employment without cause under such circumstances, the remaining balances of his loans shall be forgiven; in addition, and under such circumstances, he shall thereupon vest in his currently-owned unvested stock options and restricted stock, and be entitled to a lump sum payment equal to three times the sum of his then annual salary and his most recent annual bonus, provided that all such consideration shall not exceed the maximum limitations on the tax deductibility thereof imposed by Sections 280G and 4999 of the Internal Revenue Code. Furthermore, as at December 31, 1993, Mr. Novick had outstanding $400,000 of a compensatory loan in the original amount of $1,000,000 made to him pursuant to an earlier employment agreement and used to facilitate the financing of his purchase of a residence. Such advance was secured and shall be repayable on December 31, 1995 (except one-fifth of the loan shall be forgiven by the Company each December 31 during which Mr. Novick is employed); during 1993 the Company forgave $200,000 of this loan.

     In 1993, the Company entered into an employment agreement with Ms. Feigin providing for her continued employment by the Company at least through December 31, 1996, at a minimum annual compensation of $331,000 per year. The agreement also provides that the Company will pay for certain life and disability insurance coverages for Ms. Feigin. Ms. Feigin's agreement also provides that if there is a change in control, as defined in her agreement, and either Ms. Feigin terminates her employment upon a breach thereof by the Company or the Company terminates her employment without cause under such circumstances, she shall thereupon vest in her currently-owned unvested stock options and restricted stock, and be entitled to a lump sum payment equal to three times the sum of her then annual salary and her most recent annual bonus, provided that all of such consideration shall not exceed the maximum limitations on the tax deductibility thereof imposed by Sections 280G and 4999 of the Internal Revenue Code.

     If Messrs. Berenson, Meyer and Novick, and Ms. Feigin had been terminated effective December 31, 1993 upon a change in control or under circumstances which would have resulted in payment of the special severance detailed in the foregoing description of their respective agreements, amounts then payable (inclusive of loan forgivenesses) to each would have been $2,042,839, $15,294,800, $2,342,049 and $1,368,000, respectively. Other than pursuant to the loans described above in connection with Mr. Meyer's securities, and Messrs. Berenson's and Novick's arrangements, no named executive is indebted to the Company for more than $60,000. Certain key employees of the Company, including the named executives and certain members of their immediate families ("Beneficiaries"), have entered into the Voting Trust Agreement, as amended in 1987 and 1994, pursuant to which the Beneficiaries have deposited the shares of Common Stock and Class B Stock owned by them into a voting trust. The Beneficiaries have also agreed to deposit into the voting trust shares of Common Stock or Class B Stock hereafter acquired by them. The trust was extended in 1994 and will continue until 2004. Mr. Meyer has been designated the sole Voting Trustee. Beneficiaries retain the sole authority to receive dividends and, in general, to dispose of their shares held in the voting trust. The Company has entered into indemnification agreements with each of the members of the Board of Directors providing, generally, for the fullest indemnification permitted by law.

                               PERFORMANCE GRAPH

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR THE COMPANY, THE S&P 500 INDEX AND FIVE OTHER PUBLICLY-TRADED ADVERTISING AGENCIES.

      MEASUREMENT PERIOD          GREY ADVER-     PEER GROUP      S&P 500 TO-
    (FISCAL YEAR COVERED)           TISING           INDEX        TAL RETURN
1988                                    100.00          100.00          100.00
1989                                    147.88          112.84          131.69
1990                                    118.29           78.78          127.61
1991                                    106.03          127.55          166.49
1992                                    130.05          159.06          179.18
1993                                    181.00          165.01          197.24

     The Company's peer group is comprised of Foote, Cone & Belding Communications, Inc., The Interpublic Group of Companies, Inc., Omnicom Group Inc., Saatchi & Saatchi Company, plc and WPP Group, plc. The graph assumes the initial investment of $100 on December 31, 1988 and the reinvestment of dividends thereafter.

            PROPOSAL TO AMEND AND RESTATE THE GREY ADVERTISING INC.
                     1993 SENIOR MANAGEMENT INCENTIVE PLAN

     The Company has maintained the Grey Advertising Inc. 1993 Senior Management Incentive Plan ("Prior Plan") in its present form since its adoption by the Board of Directors ("Board"). On March 17, 1994, the Board adopted, subject to stockholder approval, an amendment and restatement of the Prior Plan ("Restated Plan") in order to, among other things, authorize the use of the shares of Common Stock for payment of awards with respect to participants who are subject to the reporting and short-swing profits provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Accordingly, the Restated Plan is being submitted to the stockholders for approval at the meeting so that the Restated Plan may comply with the requirements of Rule 16b-3 under the Exchange Act ("Rule 16b-3").

     In addition, the Restated Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), assuming all other conditions of Section 162(m) are met. Section 162(m) denies a deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals who are employed at the end of the employer's taxable year ("Covered Employees"): the chief executive officer, and the four most highly compensated executive officers (other than the chief executive officer) for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by "outside directors." Accordingly, if the conditions of the
Section 162(m) relating to performance-based compensation and the other conditions of the Section are satisfied, compensation paid to Covered Employees on a current basis will not be subject to the deduction limit of Section 162(m). In this regard, the proposed regulations under Section 162(m) contain a definition of (and other rules regarding) "outside directors" which, if finalized in their current form, would not permit Mr. Kaplan to qualify as an "outside director" after the 1995 annual meeting, although Mr. Kaplan would continue to qualify as a "disinterested person" under Rule 16b-3. The Restated Plan contains deferral features (described below) which are designed to enable the Company to preserve (if appropriate) the deductibility of all payments made thereunder even if the aforementioned definition and other rules are finalized in their current form.

     The following description of the Restated Plan is not intended to be complete and is qualified in its entirety by the complete text of the Restated Plan, a copy of which is attached hereto as Exhibit A. Capitalized terms used herein shall, unless otherwise defined herein, have the meanings assigned to them in the text of the Restated Plan. If the Restated Plan is not approved by stockholders, the Prior Plan will remain in effect in its present form subject to amendment by the Board as permitted therein.

                       DESCRIPTION OF THE 1994 AMENDMENTS

     Subject to stockholder approval, the Prior Plan will be amended to provide, among other things (i) for an increase of 50,000 in the number of shares of Common Stock originally reserved for issuance under the Prior Plan (which would bring to 200,000 the aggregate number of shares reserved for issuance over the life of the Restated Plan, subject to adjustment in the event that the number of outstanding shares of Common Stock changes as a result of stock splits, combinations or exchanges of shares, or through reorganization, merger, consolidation or similar events); (ii) that participants who are "executive officers" of the Company for purposes of Section 16 of the Exchange Act may receive awards under the Plan which are denominated in Stock; (iii) that no amounts will be credited to any participant in each Plan Year commencing with calendar year 1994 unless a minimum level of Earnings is attained; and (iv) for a limit on the Allocation Percentage (as defined below) of the Plan Year Pool available to any individual participant in each Plan Year commencing with calendar year 1994.

             DESCRIPTION OF PRINCIPAL FEATURES OF THE RESTATED PLAN

     The Restated Plan is intended to provide additional compensation to certain key executives of the Company and its subsidiaries based on the earnings of the Company and its subsidiaries and, thereby, to advance the continued success of the Company and its subsidiaries by providing additional incentive to such individuals to promote the success of the business and enable the Company and its subsidiaries to attract and retain the services of such key executives.

     The Restated Plan is administered by the Compensation Committee of the Board ("Compensation Committee"), which has the authority to make all determinations deemed necessary or advisable for the administration of the Restated Plan. The Compensation Committee has full and final authority to interpret the Restated Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all determinations necessary or advisable for its administration. To the extent permitted by Rule 16b-3 and by
Section 162(m) of the Code, however, the Compensation Committee may delegate some or all of its functions under the Restated Plan to the chief executive officer of the Company. The Compensation Committee or the chief executive officer, as the case may be, is referred to hereinafter as the "Committee".

     Key executives of the Company and its subsidiaries (including executive officers and directors who are employees) are eligible to become participants in the Restated Plan. The Committee, in its sole discretion, shall determine which key executives shall become participants in the Restated Plan. In selecting participants, the Committee shall consider such factors as it shall, in its sole discretion, deem relevant in connection with accomplishing the purposes of the Restated Plan.

     For each Plan Year commencing with calendar year 1994, there shall be credited by the Committee to the Restated Plan for the benefit of the participants an amount equal to 12% of the Earnings (as defined below) for such Plan Year; provided, however, that such crediting shall be made only if the Earnings for such Plan Year exceed $15,000,000. (The amount credited to the Restated Plan for any Plan Year is the "Plan Year Pool".)

     "Earnings" for any Plan Year means the Company's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Company and its subsidiaries, but before deduction of any amounts to be credited under this Restated Plan and any deduction for the provision for taxes on income. In determining Earnings for a particular year, the Committee has the authority to make adjustments in recognition of unusual or non-recurring events affecting the Company or its financial statements, or in response to changes in applicable laws, regulations or accounting principles.

     For each Plan Year commencing with calendar year 1994, the Committee shall allocate to each participant a percentage (the "Allocation Percentage") of the Plan Year Pool for such Plan Year. The Allocation Percentage of a participant may not exceed 30% with respect to any Plan Year. Allocations with respect to a Plan Year shall be made by the Committee not later than June 30th of each year following the Plan Year to which such allocations apply.

     Each participant shall be designated as either a Cash Participant or a Stock Participant (as such terms are defined in the Restated Plan). Allocations to a Stock Participant shall be made corresponding to the number of shares of Common Stock equalling (1) the dollar value of the cash credits which would otherwise be allocated to such Stock Participant, divided by (2) the fair market value of the Common Stock (determined based on the average of the means of the daily high bid and low asked prices of the Common Stock during the last 15 days on which Common Stock traded during December of the Plan Year to which allocations are attributable). All allocations to individuals shall be made at the absolute discretion of the Committee.

     At the end of each Plan Year, an amount will be determined for each Stock Participant ("Dividend Amount") equal to the number of shares in each Stock Participant's stock account ("Stock Accumulated Account") as at the end of the previous year multiplied by the amount of the dividend per share of Common Stock paid by the Company during the Plan Year. The Dividend Amount will then be divided by the then fair market value of the Common Stock and the Stock Participant's Stock Accumulated Account will be credited with the number of shares of Common Stock equalling the resulting quotient.

     A participant's account may either be vested or contingent. A participant's account shall be vested from and after the participant's Vesting Date as to all amounts or Common Stock in such account on the Vesting Date and as to all amounts or Common Stock credited thereafter. The Vesting Date of a participant shall be the date on which there occurs the earliest of (i) the date the participant becomes a "Vested Participant" (defined as a participant who has reached age 65 when becoming a participant prior to December 31, 1993); (ii) the date the participant has completed five full calendar years of continuous employment with the Company or a subsidiary after becoming a participant in the Restated Plan, provided that any person who became a participant in the Prior Plan prior to or during 1993 shall be deemed to have completed such five full calendar years if he/she shall have remained continuously employed with the Company or a subsidiary through December 31, 1997; and (iii) the date the participant has died or become permanently disabled while an employee of the Company or a subsidiary.

     Payments from vested accounts will be made to participants in the discretion of the Committee as follows: (i) cash payments to Cash Participants may be made in a lump sum, on or before June 30th following the Vesting Date;
(ii) Common Stock distributions to Stock Participants may be made in a single payment on or before June 30th following the Vesting Date; and (iii) cash payments and/or Common Stock distributions may be made in no less than two nor more than five equal annual installments, the first installment to be paid on or before June 30th, following the Vesting Date until the amount of cash or Common Stock in the participant's vested account has been paid or distributed, as the case may be, in full. Notwithstanding the foregoing, the Committee may defer the payment of funds or distribution of Common Stock to participants until such time and to the extent necessary to ensure that such payment or distribution shall not be rendered nondeductible to the Company by any reason of Section 162(m) of the Code.

     A participant with a contingent account whose employment terminates for any reason (except for death or permanent disability) shall forfeit his/her account. Any forfeited contingent account in the discretion of the Committee may be reallocated and applied to participants (other than participants who are Covered Employees) or may be returned to the Company.

     The Board may amend or terminate the Restated Plan at any time; provided, however, that any such termination or amendment shall not adversely affect any amounts previously credited to the participants under the Restated Plan without the consent of the affected participants; and provided, further, that no such amendment may be made without the requisite approval of stockholders of the Company if such approval is required by Rule 16b-3.

     Inasmuch as benefits under the Restated Plan are based directly on the financial performance of the Company over the Plan Year, such benefits are not determinable. Awards made to the named executive officers in respect of 1993 under the Prior Plan are noted in the Summary Compensation Table above.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to adopt this proposal. In accordance with Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted as being present and will have the same effect as a vote against this proposal. Broker nonvotes will not be counted as present and, accordingly, will not effect the vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

    PROPOSAL TO APPROVE THE GREY ADVERTISING INC. 1994 STOCK INCENTIVE PLAN

     The Grey Advertising Inc. 1994 Stock Incentive Plan ("1994 Plan") was adopted by the Board on March 17, 1994, subject to stockholder approval. The 1994 Plan will, if so approved, replace the Grey Advertising Inc. Restricted Stock Plan and the Grey Advertising Inc. 1987 Stock Option Plan ("Prior Stock Plans") and, therefore, upon the approval of the 1994 Plan, the Prior Stock Plans shall terminate and any shares of Common Stock available for the granting of awards under the Prior Stock Plans shall no longer be available for such awards. If the 1994 Plan is not approved by stockholders, the Prior Stock Plans will remain in effect in their present forms and Common Stock previously authorized for awards under such plans shall remain available.

     The following description of the 1994 Plan is not intended to be complete and is qualified in its entirety by the complete text of the 1994 Plan, a copy of which is attached hereto as Exhibit B. Capitalized terms used herein shall, unless otherwise defined herein, have the meaning assigned to them in the text of the 1994 Plan.

     The 1994 Plan is intended to comply with the requirements of Rule 16b-3 and is intended to provide performance based compensation so as to be eligible for compliance with Section 162(m) of the Code, if the conditions of that section are satisfied. (See preceding proposal for a discussion of Rule 16b-3 and Section 162(m) of the Code.)

               DESCRIPTION OF PRINCIPAL FEATURES OF THE 1994 PLAN

     The purposes of the 1994 Plan are to encourage ownership of Common Stock by eligible key employees of the Company and its subsidiaries, and thereby to provide increased incentive for such employees to put forth maximum effort for the success of the Company and its subsidiaries, and to enable the Company better to attract, retain and reward such employees.

     The 1994 Plan is to be administered by a committee ("Committee") of the Board consisting of no less than two persons, each of whom is a "disinterested person" within the meaning of Rule 16b-3. Key employees of the Company and its subsidiaries are eligible to receive Awards (as hereinafter described). Directors of the Company who are not full-time employees of the Company or of any of its subsidiaries are not eligible to receive Awards.

     Awards under the 1994 Plan ("Awards") may be granted in the form of Stock Options ("Options") or restricted stock ("Restricted Stock"), subject to the applicable terms and conditions set forth in or determined pursuant to the 1994 Plan. A maximum of 250,000 shares of Common Stock shall be available for grant of Options and Restricted Stock under the 1994 Plan. Such number of shares is less than the number of shares, in the aggregate, of Common Stock currently authorized and available for grant under the Prior Stock Plans. Such shares may be authorized and unissued shares or may be treasury shares. Common Stock available for the grant of Awards, Common Stock subject to outstanding Awards and the limits (described below) on the number of Options or shares of Restricted Stock that may be granted to any employee over the term of the 1994 Plan shall be appropriately adjusted in the event that the number of shares of Common Stock changes as a result of stock splits, combinations or exchanges of shares, or through reorganization, merger, consolidation or similar events. Upon the expiration, termination or cancellation in whole or in part of any unexercised Options or upon the forfeiture or repurchase by the Company of any shares of Restricted Stock, shares of Common Stock covered by such unexercised Options or forfeited or repurchased shares of Restricted Stock shall be available again for new Awards of Options and Restricted Stock, respectively, under the 1994 Plan. No employee may be granted Options for more than 75,000 shares or more than 75,000 shares of Restricted Stock over the term of the 1994 Plan.

     Options granted under the 1994 Plan shall be designated as either "incentive stock options" (within the meaning of Section 422 of the Code) or as "nonqualified stock options". Option prices shall be not less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Unless sooner terminated by the terms of the Plan or by the terms of any specific grant, each Option shall expire not later than ten years from the date of grant. Additional requirements apply to Options granted to "ten percent stockholders". Options shall be exercisable over their term at such times, in such installments and subject to such conditions as the Committee may prescribe. Upon termination of an optionee's employment, each Option previously granted to such person shall expire if not exercised before the earlier of the expiration date provided in the option agreement applicable to each such Option or such earlier date as may be set forth in such option agreement. The 1994 Plan further provides that each Option granted to a participant expires if such participant, without the written consent of the Company, engages in any business or activity competitive with the business conducted by the Company or any of its subsidiaries.

     Shares of Restricted Stock may be sold to participants at a purchase price per share determined by the Committee (which may be less than the then fair market value per share). Shares of Restricted Stock may be issued or sold under the 1994 Plan for a per share purchase price below fair market value only if the Company's "Earnings" for its fiscal year immediately prior to the year of such issuance or sale exceed $15,000,000. "Earnings" for a particular year is defined in the 1994 Plan as the Company's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Company, but before deduction of any amounts credited for such year under the Company's 1993 Senior Management Incentive Plan (or any successor plan thereto) and any deduction for the provision for taxes on income. An employee who is granted the right to purchase shares of Restricted Stock may exercise such right during such period after the time of grant as may be determined by the Committee, provided that he or she is still an employee of the Company or any of its subsidiaries on the date of such exercise.

     In order to exercise his or her right to purchase shares of Restricted Stock, the employee shall give written notice to the Company of his or her election to purchase and the number of shares he or she is purchasing. The full purchase price of the shares being purchased shall be tendered at the time of such notice in cash or in previously owned shares of Common Stock. The purchaser shall possess no rights as a stockholder with respect to any purchased shares until he or she has made such full payment and has had issued to him or her a certificate or certificates evidencing the shares so purchased.

     Shares of Restricted Stock issued to or purchased by an employee under the 1994 Plan shall be subject to such restrictions as may be imposed by the Committee at the time of issuance or at the time of the grant of the right to purchase shares. Such restrictions may vary from employee to employee and may also vary among several grants to the same employee.

     The Board may from time to time amend the 1994 Plan in any manner which it deems in the best interests of the Company, but may not, without the approval of the Company's stockholders, adopt any amendment for which stockholder approval is required by Rule 16b-3. The 1994 Plan becomes effective upon stockholder approval. No Awards may be granted after the tenth anniversary of the effective date of the 1994 Plan.

     Inasmuch as Awards granted under the 1994 Plan are subject to the discretion of the Committee, benefits under the 1994 Plan are not determinable.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 1994 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     NONQUALIFIED STOCK OPTIONS ("NQSO"). An optionee will not recognize any taxable income upon the grant of NQSO. The Company will not be entitled to tax deduction with respect to the grant of NQSO's.

     Upon exercise of an NQSO, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at that time in the amount of such compensation income subject to the possible limitations of Section 162(m) of the Code. The optionee's tax basis for the Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

     In the event of a sale of Common Stock received upon the exercise of an NQSO any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

     INCENTIVE STOCK OPTIONS ("ISO"). An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee engages in a "disqualifying disposition" as described below. The amount of the excess of the fair market value, on the date of exercise of an ISO, of the shares acquired through such exercise over the exercise price constitutes an item of tax adjustment for purposes of the federal alternative minimum tax.

     A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over
(ii) the exercise price of such options will be ordinary income to the optionee, subject to applicable withholding taxes and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

     RESTRICTED STOCK. A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within 30 days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction of amounts subsequently required to be returned to the Company. If the election is not made, the holder will recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a compensation deduction of a corresponding amount subject to the possible limitations of Code
Section 162(m).

     Generally, upon a sale or other disposition of restricted stock in respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to adopt this proposal. In accordance with Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted as being present and will have the same effect as a vote against this proposal. Broker nonvotes will not be counted as present and, accordingly, will not effect the vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected its present auditors, the firm of Ernst & Young, as independent auditors to examine and report on the financial statements of the Company for the year ending December 31, 1994. A representative of Ernst & Young is expected to be present at the meeting to make such statements as are deemed appropriate and to respond to appropriate stockholder questions. The Board has determined that, although not required, it would be desirable to request from the stockholders an expression as to whether they concur in the foregoing selection. The Board recommends that stockholders vote to ratify such selection. If the holders of a majority of the votes represented at the meeting do not ratify the selection of Ernst & Young, the selection of independent auditors will be reconsidered by the Board.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal to be presented at the 1995 Annual Meeting of stockholders must forward such proposal to the Secretary of the Company at the address of the Company which is given above, so that it is received by him no later than February 7, 1995.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be conducted primarily by mail. However, employees of the Company may solicit proxies by telephone, telegraph or personal contact, but at no additional compensation. Bankers, brokers and others holding stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in forwarding proxies and proxy material to the beneficial owners of such shares. The total cost of solicitation will be borne by the Company.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                         STEVEN G. FELSHER
                                           Secretary

June 7, 1993

                                                                       EXHIBIT A

                             GREY ADVERTISING INC.
                     1993 SENIOR MANAGEMENT INCENTIVE PLAN

1.  PURPOSES OF THE PLAN

     The 1993 Senior Management Incentive Plan ("Plan") is intended to provide additional compensation to certain key executives of Grey Advertising Inc., a Delaware corporation ("Grey"), and its subsidiaries (collectively, the "Corporation"), based on the earnings of the Corporation and, thereby, to advance the continued success of the Corporation by providing additional incentive for them to promote the success of the business and to enable the Corporation to attract and retain the services of such key executives. In furtherance of these goals, a percentage of the Earnings (as hereinafter defined) of the Corporation for each of the calendar years (each of which is hereinafter called a "Plan Year") 1993 through 1997 shall be allocated to the Plan and credited and distributed to Participants (as hereinafter defined) in accordance with and subject to the terms of the Plan. Executives who are designated as participants under the Plan are herein called "Participants". In addition, in order to encourage the greatest community of interest with the stockholders of the Corporation, certain awards under the Plan shall be in the form of the common stock, par value $1 per share ("Stock"), of the Corporation.

2.  SHARES SUBJECT TO THE PLAN

     Except as hereinafter provided in this Section 2, the aggregate number of shares of Stock which may be allocated under the Plan shall not exceed 200,000 shares ("Shares"). Shares shall be made available, at the discretion of the Committee (as hereinafter defined), either from the authorized but unissued shares of Stock or from shares of Stock held in the hands of the treasury of the Corporation.

     In the event that the number of outstanding shares of Stock of the Corporation shall be changed (or converted into other consideration) as a result of stock splits, combinations or exchanges of shares, or through reorganization, merger, consolidation or similar events, the number of Shares which may be allocated under the Plan and the number of Shares represented by outstanding allocations (as well as the consideration to be issued or paid under the Plan) shall be appropriately adjusted as determined by the Committee so as to reflect any such change.

3.  ELIGIBILITY

     Key executives of the Corporation (including executive officers and directors who are employees) shall be eligible to become Participants in the Plan. The Compensation Committee of the Board of Directors ("Compensation Committee"), in its sole discretion, shall determine which key executives shall become Participants in the Plan. In selecting participants, the Compensation Committee shall consider such factors as it shall, in its sole discretion, deem relevant in connection with accomplishing the purposes of the Plan. An employee shall become a Participant upon the allocation to him/her of cash credits or Stock Allocations (as hereinafter provided) under the Plan.

4.  PARTICIPANTS

     There shall be three types of Participants in the Plan as follows:

          (a) Participants who have achieved the age of 65 when they become Participants prior to December 31, 1993 ("Vested Participants");

          (b) Participants who may be considered "executive officers" of the Corporation for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but only with respect to awards granted in respect of periods prior to 1994, and any other Participants specifically designated by the Committee. (Participants described in this paragraph (b) are referred to herein as "Affiliated Participants," and Affiliated Participants and Vested Participants are collectively referred to herein as "Cash Participants"); and

          (c) Participants who are not Cash Participants ("Stock Participants").

5.  AMOUNTS CREDITED TO THE PLAN; ALLOCATIONS TO PARTICIPANTS

     (a) For each Plan Year, there shall be credited by the Committee (as defined in Section 9 of the Plan) to the Plan for the benefit of the Participants an amount equal to 12% of the Earnings (as hereinafter defined) for such Plan Year; provided, however, that for Plan Years commencing with calendar year 1994, such crediting shall be made only if the Earnings for such Plan Year exceed $15,000,000. (The amount credited to the Plan for any Plan Year is hereinafter referred to as the "Plan Year Pool.")

     (b) For each Plan Year commencing with calendar year 1994, the Committee shall allocate to each Participant a percentage (the "Allocation Percentage") of the Plan Year Pool for such Plan Year. For Plan Years commencing with calendar year 1994, the Allocation Percentage of a Participant may not exceed 30% with respect to any Plan Year. Allocations with respect to a Plan Year shall be made by the Committee not later than June 30th of each year following the Plan Year to which such allocations apply. Any portion of the Plan Year Pool which is not allocated to Participants may not be allocated for any other Plan Year.

     (c) Allocations to each Cash Participant shall be made in the form of cash credits. Allocations ("Stock Allocations") to each Stock Participant shall be made (in lieu of such cash credits) corresponding to such number of shares of Stock as shall equal (i) the dollar value of the cash credits which would otherwise be allocated to such Stock Participant, divided by (ii) the average of the means of the daily high bid and low asked prices of the Stock as reported in the Wall Street Journal during the last 15 days on which the Stock traded during December of the Plan Year to which the allocations are attributable. (If the Stock is traded on fewer than 15 days during such December, the average of the means of the high bid and low asked prices on days on which trading occurred shall be used.)

     (d) As at the end of each Plan Year, there shall be determined for each Stock Participant an amount ("Dividend Amount") equal to the number of shares in each Stock Participant's Stock Accumulated Account (as hereinafter defined) as at the end of the previous Plan Year multiplied by the amount of the dividends per share of Stock paid by Grey during the Plan Year. (A Stock Participant's "Stock Accumulated Account" shall be such number of shares of Stock in the Plan as shall have theretofore been allocated to such Stock Participant.) The Dividend Amount shall then be divided by the price of the Stock determined in the preceding paragraph (c) and there shall be credited to the Stock Participant's Stock Accumulated Account, Stock Allocations representing such number of shares of Stock as shall be equal to the resulting quotient.

     (e) "Earnings" as used herein shall mean the Corporation's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Corporation, but before deduction of any amounts to be credited under this Plan and any deduction for the provision for taxes on income. In determining Earnings for a particular Plan Year, the Compensation Committee shall have the authority to make adjustments in recognition of unusual or non-recurring events affecting the Corporation or its financial statements, or in response to changes in applicable laws, regulations or accounting principles.

     (f) This is an unfunded plan and the crediting of Stock to the accounts of Stock Participants or of amounts to the accounts of Cash Participants shall not require the Corporation to set aside or pay funds, or to set aside or transfer Stock, unless and until required by Paragraph 8 hereof.

6.  VESTING

     A Participant's account (whether Stock or cash) may either be vested or contingent. An account shall be contingent ("Contingent Account") until a Participant's Vesting Date (as hereinafter defined) occurs. A Participant's account shall be vested ("Vested Account") from and after the Participant's Vesting Date as to all amounts or Stock in such account on the Vesting Date and as to all amounts or Stock credited thereafter. The Vesting Date of a Participant shall be the date on which the first of the following events occurs:

          (a) The Participant becomes a Vested Participant as defined in paragraph 4(a) hereof; or

          (b) The Participant has completed five full calendar years of continuous employment with the Corporation after becoming a Participant in the Plan, provided that any person who became a Participant in the Plan prior to or during 1993 shall be deemed to have completed such five full calendar years if he/she shall have remained continuously employed with the Corporation through December 31, 1997; or

          (c) The Participant has died or become permanently disabled while an employee of the Corporation.

7.  FORFEITURES

     A Participant with a Contingent Account whose employment terminates for any reason whatsoever (except for death or permanent disability) shall forfeit his/her account. Any forfeited Contingent Account, in the discretion of the Committee, may be reallocated and applied to Participants other than Participants who are "Covered Employees" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code")) or may be returned to the Corporation.

8.  PAYMENTS TO PARTICIPANTS

     (a) No payment of funds or distributions of Stock from Contingent Accounts shall be made to Participants. Payments and distributions shall be made to Participants of sums credited or Stock allocated, as the case may be, to their respective Vested Accounts in the discretion of the Committee, as follows:

          (i) in the case of cash payments to a Cash Participant, in a lump sum, on or before June 30th following the Vesting Date;

          (ii) in the case of Stock distributions to a Stock Participant, by the issuance of such a number of shares of Stock as shall then be in such Stock Participant's Stock Accumulated Account (except for fractional shares which shall be paid in cash) on or before June 30th following the Vesting Date; and

          (iii) notwithstanding the foregoing, cash payments and/or Stock distributions may be made in no less than two nor more than five equal annual installments, the first installment to be paid on or before June 30th following the Vesting Date, and succeeding installments to be paid on or before each succeeding June 30th, until the amount of cash or Stock in the Participant's Vested Account shall have been paid or distributed, as the case may be, in full.

     (b) Anything to the contrary contained above notwithstanding, in no event shall any payment be required to be made to a Participant sooner than 90 days after a Participant's Vesting Date. In the event the Committee shall have determined to make payment in accordance with sub-paragraph 8(a)(iii), the Committee shall have the right, subsequently, to amend its determination in order to accelerate the payment to any Participant.

     (c) Notwithstanding the preceding provisions of this Section 8, the Committee may, in its discretion, defer the payment of funds or distribution of Stock to Participants until such time and to the extent necessary to ensure that such payment or distribution shall not be rendered nondeductible to the Corporation by reason of Section 162(m) of the Code. The Committee shall have the authority to prescribe such other terms and conditions relating to such deferral as it may deem appropriate.

9.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee, which shall have full and final authority, subject to the express provisions of the Plan, to make all determinations deemed necessary or advisable for the administration of the Plan. The Compensation Committee shall have full and final authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all determinations necessary or advisable for its administration. However, to the extent permitted by Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act and by Section 162(m) of the Code, the Compensation Committee may delegate some or all of its functions under the Plan to the Chief Executive Officer of Grey (the Compensation Committee or the Chief Executive Officer, as the case may be, being referred to herein as the "Committee"). In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Corporation to the full extent permissible under applicable law while serving as a member of the Committee.

10.  NON-TRANSFERABILITY OF INTERESTS IN THE PLAN

     Interests of Participants in the Plan (including amounts or Stock allocated to their accounts) shall not be transferable otherwise than by will or by the laws of descent and distribution. More particularly, but without limiting the generality of the foregoing, no such interests may be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated in any manner, nor shall any such interests be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to this provision, and any levy or any attachment or similar process upon such an interest shall be null and void and without effect, and the Committee may, in its discretion, upon the happening of any such event, terminate and declare such an interest forfeited forthwith.

11.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board of Directors of Grey may terminate this Plan at any time or make such amendments hereto as it shall deem advisable; provided, however, that any such termination or amendment shall not adversely affect any amounts previously credited to Participants under this Plan, whether in Vested or Contingent Accounts, without the consent of the affected Participants; and provided, further, that no such amendment may be made without the requisite approval of stockholders of Grey if such approval is required in order to maintain compliance with Rule 16b-3. No such termination shall accelerate any vesting under the Plan. Notwithstanding that the amounts may be credited or paid thereafter, no credits or payments shall be made under this Plan with respect to any year after the final Plan Year.

12.  MISCELLANEOUS

     (a) Allocations may be made under this Plan from earlier plans of like nature, and such allocations shall be valued and shall vest as determined by the Committee.

     (b) Computations under this Plan shall be carried to the nearest one-one thousandth of a share or dollar, as the case may be.

     (c) This Plan shall be governed by the laws of the State of New York.

     (d) Captions are used herein for convenience only and shall not have any legal effect.

                                                                       EXHIBIT B

                             GREY ADVERTISING INC.
                           1994 STOCK INCENTIVE PLAN

1.  PURPOSES

     The purposes of the Grey Advertising Inc. ("Company") 1994 Stock Incentive Plan ("Plan") are to encourage ownership of the common stock, par value $1 per share ("Common Stock"), of the Company by eligible key employees of the Company and its subsidiaries, and thereby to provide increased incentive for such employees to put forth maximum effort for the success of the business of the Company, and to enable the Company better to attract, retain and reward such employees. Awards under the Plan ("Awards") may be granted in the form of Stock Options ("Options") or restricted stock ("Restricted Stock"), subject to the applicable terms and conditions set forth herein.

2.  ADMINISTRATION

     This Plan shall be administered by a committee ("Committee") of the Board of Directors of the Company consisting of no less than two persons, each of whom is a "disinterested person" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. The Committee is authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan, and to make such determinations and interpretations and to take such action in connection with the Plan and any options granted under the Plan as it deems necessary or advisable. All determinations of the Committee shall be by a majority of its members and such determinations shall be final.

3.  ELIGIBILITY

     Key employees of the Company and its subsidiaries shall be eligible to receive Awards. Directors of the Company who are not full-time employees of the Company or of any of its subsidiaries shall not be eligible to receive Awards.

4.  SHARES AVAILABLE

     An aggregate of 250,000 shares of Common Stock shall be available for grant of Options and Restricted Stock under the Plan (subject in each case to adjustment as provided in paragraph 9). Such shares may be authorized and unissued shares or may be treasury shares. Upon the expiration, termination or cancellation in whole or in part of any unexercised Options or upon the forfeiture or repurchase by the Company of any shares of Restricted Stock, shares of Common Stock covered by such unexercised Options or forfeited or repurchased shares of Restricted Stock shall be available again for new Awards of Options and Restricted Stock, respectively, under the Plan. No employee may be granted Options for more than 75,000 shares or more than 75,000 shares of Restricted Stock (subject in each case to adjustment as provided in paragraph 9) over the term of the Plan.

5.  GRANT OF AWARDS

     Subject to the provisions of paragraphs 4 and 6, Awards may be granted to such eligible employees in such numbers and at such times during the term of the Plan as the Committee shall determine. Each Award shall be evidenced by a duly executed written agreement by and between the Company and the grantee, containing such other agreements as shall be required by the Committee and as shall not be inconsistent with the Plan. Agreements may contain dissimilar provisions provided that all such provisions are consistent with the Plan. Agreements relating to shares of Restricted Stock shall prescribe the form of legend to be inscribed to the stock certificate evidencing such shares.

6.  TERMS AND CONDITIONS OF OPTIONS

     All Options under the Plan shall be granted subject to the following terms and conditions:

          (a) Designation. Each Option shall be designated as either an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or as a "nonqualified stock option".

          (b) Option Price. The option price shall be not less than 100% of the fair market value of a share of Common Stock, as determined by the Committee, on the date the option is granted; provided, however, that the option price of an "incentive stock option" granted to any individual (a "ten percent shareholder") who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary corporation shall not be less than 110% of such fair market value.

          (c) Duration of Options. Unless sooner terminated by the terms of the Plan or by the terms of any specific grant, each Option shall expire not later than ten years from the date of grant; provided, however, that the maximum term of an "incentive stock option" granted to a ten percent shareholder shall be five years from the date of grant or such longer period as may be permitted by the Code.

          (d) Exercise of an Option. Options shall be exercisable over their term at such times and in such installments as the Committee may prescribe. Options may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the Option is being exercised.

          (e) Payment. No shares shall be issued or delivered upon exercise of an Option until full payment for the Option shares has been made in cash, in shares having a fair market value equal to the option price, or in a combination of the foregoing.

          (f) Nontransferability of Options. An Option shall not be transferable by an optionee except by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by the optionee.

          (g) Termination of Employment. Upon termination of an optionee's employment, each Option previously granted to the optionee shall expire if not exercised before the earlier of (i) the expiration date provided in the option agreement applicable to each such Option and (ii) such earlier date as may be set forth in such option agreement.

          (h) Non-Competitive Provision. Anything herein to the contrary notwithstanding, if an optionee, without the written consent of the Company, engages either directly or indirectly, in any manner or capacity, as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any subsidiary of the Company, each Option previously granted to the optionee shall expire forthwith.

7.  TERMS AND CONDITIONS APPLICABLE TO RESTRICTED STOCK

     All Awards of Restricted Stock shall be granted subject to the following terms and conditions:

          (a) Purchase Price. Shares of Restricted Stock may be sold to eligible employees at such purchase price per share as shall be determined by the Committee, or such shares may be awarded and issued without the payment of a purchase price.

          (b) Conditions to Certain Issuances and Sales. Shares of Restricted Stock may be issued or sold hereunder without the payment of a purchase price (or for a per share purchase price which is less than the then fair market value per share, as determined by the Committee) only if the Corporation's "Earnings" (as hereinafter defined) for its fiscal year prior to the year of such issuance or sale exceed $15,000,000. For purposes hereof, "Earnings" for a particular year shall mean the Company's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Company, but before deduction of any amounts credited for such year under the Company's 1993 Senior Management Incentive Plan (or any successor plan thereto) and any deduction for the provision for taxes on income. In determining Earnings for a particular year, the Committee shall have the authority to make adjustments in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in response to changes in applicable laws, regulations or accounting principles.

          (c) Exercise of Rights to Purchase. An employee who is granted the right to purchase shares of Restricted Stock may exercise such right during such period after the time of grant as may be determined by the Committee, provided that he or she is still an employee of the Company or any of its subsidiaries on the date of such exercise.

          In order to exercise his or her right to purchase shares of Restricted Stock, the employee shall give written notice to the Company of his or her election to purchase and the number of shares he or she is purchasing. The full purchase price of the shares being purchased shall be tendered at the time of such notice in cash or in previously owned shares of Stock. The purchaser shall possess no rights as a stockholder with respect to any purchased shares until he or she has made such full payment and has had issued to him or her a certificate or certificates evidencing the shares so purchased.

          (d) Restrictions. Shares of Restricted Stock issued to or purchased by an employee under the Plan shall be subject to such restrictions as may be imposed by the Committee at the time of issuance or at the time of the grant of the right to purchase shares. Such restrictions may vary from employee to employee and may also vary among several grants to the same employee.

8.  REGULATORY APPROVALS

     The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an Option or upon the lapsing of restrictions with respect to Restricted Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable and (b) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

9.  ADJUSTMENT OF SHARES AVAILABLE

     If there is any change in the Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for Awards, the maximum number of Options and shares of Restricted Stock which may be granted to any individual, the shares subject to any Award and the option prices applicable to outstanding Options shall be appropriately adjusted by the Committee.

10.  AMENDMENT

     The Board of Directors of the Company may from time to time amend the Plan in any manner which it deems in the best interest of the Company, but may not, without the approval of the Company's Stockholders, adopt any amendment which would cause the Plan to fail to comply with Rule 16b-3.

11.  EFFECTIVE DATE OF THE PLAN

     This Plan shall be effective as from June 27, 1994, provided that the Plan shall have been approved within twelve months of such date by the Stockholders of the Company. In the absence of such Stockholder approval, the Plan (and any Awards theretofore granted) shall be null and void. No Awards may be granted after the tenth anniversary of such effective date.

                                                                    COMMON STOCK

                             GREY ADVERTISING INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 1994

        The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1155 21st Street N.W., Washington, D.C., on June27, 1994 at 8:00 A.M., local time, and at any and all adjournments thereof, on the following matters:

        THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEMS 2, 3 AND 4. If other matters not now known come before the meeting the persons named herein or their substitutes will vote such shares in accordance with their best judgment.

        The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

        If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.


                          (Continued on reverse side)


                              FOLD AND DETACH HERE

PROPOSAL NO. 1. The election of Edward H. Meyer, as a director, to hold office until the Annual Meeting to be held in 1997 or until the election of his successor.

FOR                WITHHELD
                     FROM
/ /                  / /


PROPOSAL NO. 2. A proposal to amend and restate the Company's 1993 Senior Management Incentive Plan.

FOR              AGAINST             ABSTAIN

/ /                / /                 / /


PROPOSAL NO. 3. A proposal to approve the Company's
1994 Stock Incentive Plan.

FOR              AGAINST             ABSTAIN

/ /                / /                 / /


PROPOSAL NO. 4. A proposal to ratify the selection of Ernst & Young as independent auditors for the Company for 1994.

FOR              AGAINST             ABSTAIN
/ /                / /                 / /


5. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.




                        The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated June 7, 1994. Dated: June , 1994.


                                                                         (L.S.)
                        ------------------------------------------------
                        Stockholder should sign exactly as name appears at left.

                                                                          (L.S.)
                        --------------------------------------------------
                        Stockholder should sign exactly as name appears at left.


                              FOLD AND DETACH HERE

                                           LIMITED DURATION CLASS B COMMON STOCK

                              GREY ADVERTISING INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 1994


    The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1155 21st Street N.W., Washington, D.C., on June27, 1994 at 8:00 A.M., local time, and at any and all adjournments thereof, on the following matters:

    THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEMS 2, 3 AND 4. If other matters not now known come before the meeting the persons named herein or their substitutes will vote such shares in accordance with their best judgment.

    The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

    If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.

                          (Continued on reverse side)

                              FOLD AND DETACH HERE

PROPOSAL NO. 1. The election of Edward H. Meyer, as a director, to hold office until the Annual Meeting to be held in 1997 or until the election of his successor.


FOR                WITHHELD
                     FROM
/ /                  / /

PROPOSAL NO. 2. A proposal to amend and restate the Company's 1993 Senior Management Incentive Plan.


FOR              AGAINST             ABSTAIN

/ /                / /                 / /

PROPOSAL NO. 3. A proposal to approve the Company's
1994 Stock Incentive Plan.


FOR              AGAINST             ABSTAIN

/ /                / /                 / /

PROPOSAL NO. 4. A proposal to ratify the selection of Ernst & Young as independent auditors for the Company for 1994.


FOR              AGAINST             ABSTAIN
/ /                / /                 / /

5. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.




                        The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated June 7, 1994. Dated: June , 1994.



                                                                         (L.S.)
                        -------------------------------------------------
                        Stockholder should sign exactly as name appears at left.


                                                                         (L.S.)
                        -------------------------------------------------
                        Stockholder should sign exactly as name appears at left.


                            FOLD AND DETACH HERE

(LOGO)

                             GREY ADVERTISING INC.

                             1993 FINANCIAL REPORT

                             Grey Advertising Inc.
                                777 Third Avenue
                            New York, New York 10017
                                  212-546-2000

                           WHO WE ARE AND WHAT WE DO

     Grey Advertising Inc. ("Company") was founded in 1917 as Grey Studios and was incorporated in New York in 1925; it was reincorporated in Delaware 49 years later. Its stock was first sold to the public in 1965. Since its inception, the Company has engaged in the creation and placement of advertising. The Company engages in the planning, creation, production and placement of advertising in various media including television, radio, newspaper and magazines. The Company has developed an expertise in and offers its clients such additional services as marketing consultation, direct response advertising, research, product publicity, public relations and sales promotion.

     The Company does business in only one industry segment, and no separate class of similar services contributed 10% or more of the Company's gross income or net income during 1993, 1992 or 1991. While the Company operates on a worldwide basis, for the purposes of presenting certain financial information in accordance with Securities and Exchange Commission rules, the Company's operations are deemed to be conducted in three geographic areas. Information relating to this appears in Note N to the Consolidated Financial Statements.

                               STOCK PRICES* AND
                           DIVIDEND HISTORY 1992-1993

                  FIRST    SECOND     THIRD    FOURTH                         FIRST    SECOND     THIRD    FOURTH
     1992        QUARTER   QUARTER   QUARTER   QUARTER           1993        QUARTER   QUARTER   QUARTER   QUARTER
- - ---------------  -------   -------   -------   -------      ---------------  -------   -------   -------   -------
Bid Prices*                                                 Bid prices*
  High.........    128       138       137       140        High...........    157       165       189       187
  Low..........    110       125       126       129        Low............    132       143       166       174

                  FIRST    SECOND     THIRD    FOURTH                         FIRST    SECOND     THIRD    FOURTH
     1992        QUARTER   QUARTER   QUARTER   QUARTER           1993        QUARTER   QUARTER   QUARTER   QUARTER
- - ---------------  -------   -------   -------   -------      ---------------  -------   -------   -------   -------
Asked Prices*                                               Asked prices*
  High.........     135       145       137       140       High...........    158       169       191        188
  Low..........     118       130       131       135       Low............    136       150       170        181
Dividends......     .75       .75       .75      .775       Dividends......   .775      .775      .775      .8125

- - ------------------
 *Such over-the-counter market quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Note: Stockholders of Record -- Common Stock 530 (6/1/94);
      Limited Duration Class B Common Stock 329 (6/1/94).

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     Income from commissions and fees ("gross income") increased 0.5% in 1993 and 6.8% in 1992 when compared to the respective prior years. Absent exchange rate fluctuations, gross income increased 5.9% in 1993 and 5.8% in 1992 as compared to the respective prior years. The increase in revenue in both years, primarily resulted from expanded activities from existing clients, and the continued growth of the Company's general agency and specialized operations.

     Salaries and employee related expenses increased less than 1% in 1993 and 9.3% in 1992 when compared to the respective prior years. Office and general expenses have increased 1.4% in 1993 and 1.5% in 1992 versus prior years. These increases are generally in line with the increase in gross income shown for such years.

     Inflation did not have a material effect on either revenue or expenses during 1991, 1992 or 1993.

     During the fourth quarter of 1991, the Company absorbed the operations of its Levine Huntley Vick & Beaver, Inc. ("LHV&B") subsidiary. In connection therewith, the Company recognized pre-tax charges of approximately $23,850,000 ($11,000,000 after tax) related predominately to the disposal of LHV&B's real estate obligations and leasehold assets, the write off of certain fixed assets and goodwill, and other costs, primarily severance, in connection with the restructuring. The Company also reflected modest similar charges with respect to a small number of related operations. A substantial portion of the lease obligation settlement payments and severance were paid in the fourth quarter of 1991, and the fixed asset and goodwill write offs were charged against the restructuring reserve in 1991. These charges represented a majority of the costs incurred with respect to the restructuring. During 1992 and 1993, most of the remaining costs included in the restructuring charge were settled, and at December 31, 1993 less than 10% of the original restructuring reserve remains on the Company's balance sheet to cover any unsettled obligations.

     The effective tax rate was 52.7% in 1993, and was 46.9% in 1992, as restated (see next page) and 38.1% in 1991. The increase in the effective tax rate in each year is primarily related to increases in the state and local tax provisions reflecting utilization of the tax benefit associated with the restructuring charge and due to an increased proportion of the income before taxes being derived from higher tax jurisdictions. In addition, the 1993 effective tax rate increased because the U.S. income tax statutory rate rose to 35% from 34%.

     Minority interest decreased $3,104,000 in 1993 and increased $3,064,000 in 1992 as compared to the respective prior years. The decrease in 1993 and increase in 1992 were primarily due to changes in the level of profits of majority-owned companies.

     Equity in earnings of nonconsolidated companies increased $1,068,000 in 1993 and $268,000 in 1992 as compared to the respective prior years. These increases are due primarily to an increase in equity holdings and an increase in the profit attributable to levels of the nonconsolidated companies.

     Net income for 1993 increased 11.2% when compared to net income in 1992; net income for 1992, as restated (see below), increased 7.4% over net income in 1991 excluding restructuring costs. After giving effect to the restructuring charges, net income, as restated (see below), for 1992 increased 317.8% when compared to 1991.

     Primary net income per share increased 6.2% in 1993 and, excluding the restructuring charge, 8.1% in 1992 as compared to the respective prior periods.

     In the first quarter of 1993, the Company adopted FAS 109, Accounting for Income Taxes, as of January 1, 1993 and, as permitted, elected to restate prior years financial statements. The effect of the restatement was to increase the tax provision in 1992 by $600,000, reduce 1992 net income by the same amount and reduce 1991 net income by $500,000 by recognizing a cumulative effect of the accounting change adjustment.

     For purposes of computing primary net income per common share, the Company's net income was (i) reduced by dividends paid on the Company's Preferred Stock and (ii) reduced or increased by the increase or decrease, respectively, in redemption value of the Preferred Stock.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents on December 31, 1993 was $181,267,000 up from $92,755,000 at the end of the prior year; the Company's working capital at year-end increased during 1993 by $12,413,000 to $25,001,000. These increases are largely attributable to enhanced collection and disbursement management, and the effect of the long-term borrowing described below. In addition, the Company invested in long-term, marketable, highly liquid securities during the second half of 1993. At December 31, 1993, the Company's investment in such marketable securities, principally United States Treasury obligations with maturities between two and seven years, was valued at $22,425,000.

     Domestically, the Company maintains committed bank lines of credit totalling $40,000,000. These lines of credit were partially utilized during both 1993 and 1992 to secure obligations of selected foreign subsidiaries in the respective year-end amounts of $11,100,000 and $13,311,000.

     The Company also maintains domestic uncommitted lines of credit. These facilities, which are available at the discretion of the offering banks, were not utilized during the period. There were no amounts outstanding under these arrangements at December 31, 1993 or 1992.

     Other lines of credit are available to the Company in foreign countries in connection with short-term borrowings and bank overdrafts used in the normal course of business. There were $34,751,000 and $27,464,000 outstanding under such facilities at December 31, 1993 and 1992, respectively.

     Historically, funds from operations and short-term bank borrowings have been sufficient to meet the Company's dividend, capital expenditure and working capital needs. While the Company has not had to utilize long-term borrowing to fund its operating needs, in January 1993, taking advantage of favorable terms offered, it borrowed $30,000,000, at a fixed interest rate of 7.68%, repayable in equal installments in January 1998, 1999 and 2000. The Company does not anticipate any material increased requirement for capital or other expenditures which will adversely affect its liquidity.

     The Company's business generally has been seasonal with greater commissions and fees earned in the second and fourth quarters, particularly the fourth quarter. As a result, cash, accounts receivable, accounts payable and accrued expenses are typically higher on the Company's year-end balance sheet than at the end of any of the preceding three quarters.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                           DECEMBER 31
                                                                                  -----------------------------
                                                                                      1993             1992
                                                                                  ------------     ------------
                                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................................................  $181,267,000     $ 92,755,000
  Accounts receivable...........................................................   363,105,000      370,223,000
  Expenditures billable to clients..............................................    22,581,000       26,205,000
  Other current assets..........................................................    69,116,000       92,125,000
                                                                                  ------------     ------------
          TOTAL CURRENT ASSETS..................................................   636,069,000      581,308,000
INVESTMENTS IN AND ADVANCES TO NONCONSOLIDATED AFFILIATED COMPANIES -- Notes B
  and C.........................................................................    16,104,000       11,160,000
FIXED ASSETS -- net -- Note D...................................................    57,724,000       62,974,000
MARKETABLE SECURITIES -- Notes A and E..........................................    22,425,000
INTANGIBLES AND OTHER ASSETS -- including loans to officers of $4,947,000 in
  1993 and $5,194,000 in 1992 -- Notes A, F, G, I and L(1)......................    88,311,000       96,922,000
                                                                                  ------------     ------------
          TOTAL ASSETS..........................................................  $820,633,000     $752,364,000
                                                                                   ===========      ===========
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............................................................  $469,227,000     $429,071,000
  Notes payable to banks -- Note F..............................................    45,851,000       40,795,000
  Accrued expenses and other....................................................    88,099,000       92,455,000
  Income taxes payable..........................................................     7,891,000        6,399,000
                                                                                  ------------     ------------
          TOTAL CURRENT LIABILITIES.............................................   611,068,000      568,720,000
OTHER LIABILITIES, including deferred compensation of $15,342,000 and
  $15,891,000 -- Note L(1)......................................................    31,820,000       45,180,000
LONG-TERM DEBT -- Note F........................................................    33,025,000        3,025,000
MINORITY INTEREST...............................................................     9,053,000       10,230,000
REDEEMABLE PREFERRED STOCK -- at redemption value; par value $1 per share;
  authorized 500,000 shares; issued and outstanding 32,000 shares in 1993 and
  34,000 shares in 1992 -- Note G...............................................     6,590,000        6,468,000
COMMON STOCKHOLDERS' EQUITY:
  Common Stock -- par value $1 per share; authorized 10,000,000 shares; issued
     1,062,046 in 1993 and 1,030,892 in 1992....................................     1,062,000        1,031,000
  Limited Duration Class B Common Stock -- par value $1 per share; authorized
     2,000,000 shares; issued 369,738 shares in 1993 and 400,892 shares in
     1992.......................................................................       370,000          401,000
  Paid-in additional capital....................................................    27,329,000       23,635,000
  Retained earnings.............................................................   131,835,000      118,737,000
  Cumulative translation adjustment.............................................    (3,573,000)       2,779,000
  Unrealized loss on marketable securities -- Notes A and E.....................      (147,000)
  Loans to officer used to purchase Common Stock and Limited Duration Class B
     Common Stock -- Note I.....................................................    (4,726,000)      (4,726,000)
                                                                                  ------------     ------------
                                                                                   152,150,000      141,857,000
  Less -- cost of 164,372 and 163,830 shares of Common Stock and 26,851 and
     30,551 shares of Limited Duration Class B Common Stock held in treasury at
     December 31, 1993 and 1992, respectively...................................    23,073,000       23,116,000
                                                                                  ------------     ------------
          TOTAL COMMON STOCKHOLDERS' EQUITY.....................................   129,077,000      118,741,000
RETIREMENT PLANS, LEASES AND CONTINGENCIES -- Note L............................
                                                                                  ------------     ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............................  $820,633,000     $752,364,000
                                                                                   ===========      ===========

                See notes to consolidated financial statements.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                              YEAR ENDED DECEMBER 31
                                                 ------------------------------------------------
                                                     1993              1992              1991
                                                 ------------      ------------      ------------
Commissions and fees...........................  $567,243,000      $564,468,000      $528,299,000
Expenses:
  Salaries and employee related expenses --
     Note L(1).................................   348,462,000       346,933,000       317,531,000
  Office and general expenses -- Note L(2).....   177,993,000       175,577,000       173,039,000
  Restructuring costs -- Note M................                                        23,850,000
                                                 ------------      ------------      ------------
                                                  526,455,000       522,510,000       514,420,000
                                                 ------------      ------------      ------------
                                                   40,788,000        41,958,000        13,879,000
Other income (expense) -- net -- Note C........     1,917,000           630,000          (602,000)
                                                 ------------      ------------      ------------
          INCOME BEFORE TAXES ON INCOME OF
            CONSOLIDATED COMPANIES.............    42,705,000        42,588,000        13,277,000
Provision for taxes on income -- Note K........    22,487,000        19,975,000         5,057,000
                                                 ------------      ------------      ------------
  Net income of consolidated companies before
     cumulative effect of accounting change....    20,218,000        22,613,000         8,220,000
  Minority interest applicable to consolidated
     companies.................................    (4,508,000)       (7,612,000)       (4,548,000)
  Equity in nonconsolidated affiliated
     companies.................................     1,971,000           903,000           635,000
                                                 ------------      ------------      ------------
  Net income before cumulative effect of
     accounting change.........................    17,681,000        15,904,000         4,307,000
  Cumulative effect of accounting change.......                                          (500,000)
                                                 ------------      ------------      ------------
          NET INCOME...........................  $ 17,681,000      $ 15,904,000      $  3,807,000
                                                  ===========       ===========       ===========
Earnings per Common Share -- Note J:
  Primary
     Before cumulative effect of
       accounting change.......................        $13.46            $12.68             $3.51
     Cumulative effect of accounting change....                                               .42
                                                       ------            ------             -----
          NET INCOME...........................        $13.46            $12.68             $3.09
                                                       ------            ------             -----
                                                       ------            ------             -----
  Fully diluted
     Before cumulative effect of
       accounting change.......................        $13.00            $12.25             $3.48
     Cumulative effect of accounting change....                                               .40
                                                       ------            ------             -----
          NET INCOME...........................        $13.00            $12.25             $3.08
                                                       ------            ------             -----
                                                       ------            ------             -----

                See notes to consolidated financial statements.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                              COMMON STOCK
                                         PAID-IN                            HELD IN TREASURY            OTHER
                          COMMON       ADDITIONAL        RETAINED       ------------------------       EQUITY
                          STOCK          CAPITAL         EARNINGS       SHARES         AMOUNT         ACCOUNTS          TOTAL
                        ----------     -----------     ------------     -------     ------------     -----------     ------------
Balance at December
 31, 1990............   $1,432,000     $18,092,000     $106,608,000     301,390     $(28,156,000)    $ 6,024,000     $104,000,000
Net income...........                                     3,807,000                                                     3,807,000
Cash
 dividends -- Common
 Shares -- $2.93 per
 share...............                                    (3,335,000)                                                   (3,335,000)
Cash
dividends -- Redeemable
 Preferred Stock
 -- $5.85 per
 share...............                                      (199,000)                                                     (199,000)
Common Shares
 acquired -- at
 cost................                                                     3,211         (361,000)                        (361,000)
Decrease in
 redemption value of
 Redeemable
 Preferred -- Note
 G...................                                        92,000                                                        92,000
Restricted Stock Plan
 activity -- Note
 H...................                      433,000                       (5,000)         288,000                          721,000
Tax benefit from
 restricted
 stock -- Note H.....                      937,000                                                                        937,000
Common Shares issued
 upon exercise of
 stock options.......                      568,000                      (23,786)         759,000                        1,327,000
Translation
 adjustment..........                                                                                 (1,836,000)      (1,836,000)
                        ----------     -----------     ------------     -------     ------------     -----------     ------------
Balance at December
 31, 1991............    1,432,000      20,030,000      106,973,000     275,815      (27,470,000)      4,188,000      105,153,000
Net income...........                                    15,904,000                                                    15,904,000
Cash
 dividends -- Common
 Shares -- $3.025....                                    (3,519,000)                                                   (3,519,000)
Cash
dividends -- Redeemable
 Preferred Stock
 -- $6.05............                                      (206,000)                                                     (206,000)
Common Shares
 acquired -- at
 cost................                                                     7,375         (891,000)                        (891,000)
Increase in
 redemption value of
 Redeemable Preferred
 Stock -- Note G.....                                      (415,000)                                                     (415,000)
Restricted Stock Plan
 activity -- Note
 H...................                      252,000                                                                        252,000
Tax benefit from
 restricted
 stock -- Note H.....                      119,000                                                                        119,000
Common Shares issued
 upon exercise of
 stock options.......                      498,000                      (70,999)       4,112,000                        4,610,000
Tax benefit from
 exercise of stock
 options.............                    1,556,000                                                                      1,556,000
Deferred compensation
 used to purchase
 Common Shares.......                       20,000                      (17,810)       1,133,000                        1,153,000
Senior Management
 Incentive Plan
 activity -- Note
 L...................                    1,160,000                                                                      1,160,000
Notes receivable from
 senior executive
 related to exercise
 of stock
 options -- Note I...                                                                                 (4,726,000)      (4,726,000)
Translation
 adjustment..........                                                                                 (1,409,000)      (1,409,000)
                        ----------     -----------     ------------     -------     ------------     -----------     ------------
Balance at December
 31, 1992............    1,432,000      23,635,000      118,737,000     194,381      (23,116,000)     (1,947,000)     118,741,000
Net income...........                                    17,681,000                                                    17,681,000
Cash
 dividends -- Common
 Shares -- $3.1375
 per share...........                                    (3,911,000)                                                   (3,911,000)
Cash
dividends -- Redeemable
 Preferred
 Stock -- $6.275
 per.................                                      (204,000)                                                     (204,000)
Common Shares
 acquired -- at
 cost................                                                     5,426         (787,000)                        (787,000)
Increase in
 redemption value of
 Redeemable Preferred
 Stock -- Note G.....                                      (468,000)                                                     (468,000)
Restricted Stock Plan
 activity -- Note
 H...................                      256,000                                                                        256,000
Tax benefit from
 restricted
 stock -- Note H.....                       66,000                                                                         66,000
Common Shares issued
 upon exercise of
 stock options.......                      (44,000)                      (8,584)         830,000                          786,000
Tax benefit from
 exercise of stock
 options.............                       46,000                                                                         46,000
Senior Management
 Incentive Plan
 activity -- Note
 L...................                    3,370,000                                                                      3,370,000
Translation
 adjustment..........                                                                                 (6,352,000)      (6,352,000)
Unrealized loss on
 marketable
 securities --
 Notes A and E.......                                                                                   (147,000)        (147,000)
                        ----------     -----------     ------------     -------     ------------     -----------     ------------
Balance at December
 31, 1993............   $1,432,000     $27,329,000     $131,835,000     191,223     $(23,073,000)    $(8,446,000)    $129,077,000
                        ===========    =============   ==============   ========    ==============   =============   ==============

                See notes to consolidated financial statements.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED DECEMBER 31
                                                                       ------------------------------------------
                                                                           1993           1992           1991
                                                                       ------------   ------------   ------------
OPERATING ACTIVITIES
  Net income.........................................................  $ 17,681,000   $ 15,904,000   $  3,807,000
  Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization of fixed assets.................    13,591,000     13,171,000     13,612,000
       Amortization of intangibles...................................     5,486,000      7,682,000      5,104,000
       Deferred compensation.........................................     6,379,000      8,572,000      9,718,000
       Equity in earnings of nonconsolidated affiliated companies, net of dividends received of $1,336,000, $595,000 and
        $440,000.....................................................      (635,000)      (308,000)      (195,000)
       Minority interest applicable to consolidated companies........     4,508,000      7,612,000      4,548,000
       Writedown of investments in affiliates........................                                   1,344,000
       Amortization of restricted stock expense......................       256,000        280,000        527,000
       Cumulative effect of accounting change........................                                     500,000
       Deferred income taxes.........................................    (3,271,000)     5,351,000    (10,981,000)
       Asset writeoffs related to restructuring -- Note M............                                   6,997,000
       Changes in operating assets and liabilities:
          (Increase) decrease in accounts receivable.................   (29,082,000)    27,633,000    (49,044,000)
          Decrease (increase) in expenditures billable to clients....       555,000     (4,014,000)    (3,056,000)
          Decrease (increase) in other current assets................    28,454,000    (11,434,000)   (25,660,000)
          (Increase) decrease in other assets........................    (2,202,000)    (4,592,000)     5,714,000
          Increase in accounts payable...............................    76,731,000        769,000     97,569,000
          (Decrease) increase in accrued expenses and other..........    (5,580,000)     8,976,000     12,594,000
          Increase (decrease) in income taxes payable................     2,385,000        478,000     (2,822,000)
          (Decrease) in other liabilities............................    (7,298,000)   (26,160,000)    (4,502,000)
                                                                       ------------   ------------   ------------
          NET CASH PROVIDED BY OPERATING ACTIVITIES..................   107,958,000     49,920,000     65,774,000
INVESTING ACTIVITIES
  Purchases of fixed assets..........................................   (13,421,000)   (11,904,000)   (14,664,000)
  Increase in investments in and advances to nonconsolidated
     affiliated companies............................................    (4,849,000)    (1,731,000)      (402,000)
  Purchases of marketable securities.................................   (22,572,000)
  Increase in intangibles, primarily goodwill........................    (6,770,000)    (1,780,000)   (18,212,000)
                                                                       ------------   ------------   ------------
          NET CASH USED IN INVESTING ACTIVITIES......................   (47,612,000)   (15,415,000)   (33,278,000)
FINANCING ACTIVITIES
  Common Shares issued under Restricted Stock Plan...................                                     240,000
  Net proceeds from (repayments of) short-term borrowings............     9,762,000    (11,331,000)    12,307,000
  Common Shares acquired for treasury................................      (787,000)      (492,000)      (361,000)
  Cash dividends paid on Common Shares...............................    (3,884,000)    (3,519,000)    (3,335,000)
  Cash dividends paid on Redeemable Preferred Stock..................      (204,000)      (206,000)      (199,000)
  Proceeds from exercise of stock options............................       786,000      1,041,000      1,327,000
  Proceeds from the redemption of Redeemable Preferred Stock.........      (300,000)
  Proceeds from long-term debt.......................................    30,000,000
                                                                       ------------   ------------   ------------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES........    35,373,000    (14,507,000)     9,979,000
Effect of exchange rate changes on cash..............................    (7,207,000)     1,231,000     (2,112,000)
                                                                       ------------   ------------   ------------
          INCREASE IN CASH AND CASH EQUIVALENTS......................    88,512,000     21,229,000     40,363,000
Cash and cash equivalents at beginning of year.......................    92,755,000     71,526,000     31,163,000
                                                                       ------------   ------------   ------------
          CASH AND CASH EQUIVALENTS AT END OF YEAR...................  $181,267,000   $ 92,755,000   $ 71,526,000
                                                                        ===========    ===========    ===========

SUPPLEMENTAL INFORMATION REGARDING NON-CASH FINANCING ACTIVITIES.

In 1992, the Company granted a loan of $3,170,000 in partial payment for the purchase of common stock (see Note I).

                See notes to consolidated financial statements.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation: The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. Material intercompany balances and transactions have been eliminated in consolidation.

     Certain amounts for years prior to 1993 have been reclassified to conform with the current year classification.

     Commissions and Fees: Income derived from advertising placed with media is generally recognized based upon the publication or broadcast dates. Income resulting from expenditures billable to clients is generally recognized when billed. Payroll costs are expensed as incurred.

     Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount of cash equivalents approximates fair value because of the short maturities of those instruments.

     Investments in and Advances to Nonconsolidated Affiliated Companies: The Company carries its investments in nonconsolidated affiliated companies on the equity method. The Company is amortizing the excess ($6,995,000 in 1993 and $3,669,000 in 1992) of the cost of its investments in certain of these companies over the related net equity at the date of acquisition over periods of up to 20 years. Certain investments which are not material in the aggregate are carried on the cost method.

     Fixed Assets: Depreciation of furniture, fixtures and equipment is provided for over their estimated useful lives ranging from three to ten years and has been computed principally by the straight-line method. Amortization of leaseholds and leasehold improvements is provided for principally over the terms of the related leases, which are not in excess of the lives of the assets.

     Foreign Currency Translation: Primarily all balance sheet accounts of the Company's foreign operations are translated at the exchange rate in effect at each year end and income statement accounts are translated at the average exchange rates prevailing during the year. Resulting translation adjustments are made directly to a separate component of stockholders' equity. Foreign currency transaction gains and losses are reported in income. During 1993, 1992 and 1991, foreign currency transaction gains and losses were not material.

     Intangibles:  The excess ($63,965,000 in 1993 and $63,895,000 in 1992) of purchase price over underlying net equity of certain consolidated subsidiaries at the date of acquisition is being amortized by the straight-line method over periods of up to 20 years.

     Income Taxes: Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FAS 109, Accounting for Income Taxes. As permitted under the new rules, the Company has restated its 1992 and 1991 financial statements (see Note
K). The Company provides appropriate foreign withholding taxes on unremitted earnings of consolidated and nonconsolidated foreign companies.

     Marketable Securities: Effective December 31, 1993, the Company has adopted FAS 115, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified its investments in marketable securities as available-for-sale at the time of purchase and re-evaluates such designation as of each balance sheet date. Available-for-sale securities are carried at fair value, based on publicly quoted market prices, with unrealized gains and losses reported as a separate component of stockholders' equity.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

     Postretirement Benefits: During 1992, the Company adopted FAS 106, Accounting for Postretirement Benefits Other Than Pensions. The costs incurred resulting from the adoption of this pronouncement were not material.

NOTE B -- FOREIGN OPERATIONS

     The following financial data is applicable to consolidated foreign subsidiaries:

                                                                         1993             1992             1991
                                                                     ------------     ------------     ------------
              Current assets.....................................    $357,391,000     $369,342,000     $369,022,000
              Current liabilities................................     363,948,000      372,391,000      363,792,000
              Other assets -- net of other liabilities...........      45,889,000       61,205,000       56,842,000
              Net income.........................................       2,584,000        4,473,000        6,827,000

Consolidated retained earnings at December 31, 1993 includes equity in unremitted earnings of nonconsolidated foreign companies of approximately $2,937,000.

NOTE C -- OTHER INCOME (EXPENSE) -- NET

                                                                         1993             1992             1991
                                                                     ------------     ------------     ------------
              Interest income....................................    $  7,307,000     $  6,565,000     $  5,964,000
              Interest expense...................................      (7,558,000)      (7,170,000)      (6,125,000)
              Dividends from affiliates..........................         674,000          198,000          351,000
              Writedown of investments...........................                                        (1,344,000)
              Other -- net.......................................       1,494,000        1,037,000          552,000
                                                                     ------------     ------------     ------------
                                                                     $  1,917,000     $    630,000     $   (602,000)
                                                                      ===========      ===========      ===========

NOTE D -- FIXED ASSETS

     Components of fixed assets -- at cost are:

                                                                                        1993             1992
                                                                                    ------------     ------------
              Furniture, fixtures and equipment...................................  $ 90,304,000     $ 91,950,000
              Leaseholds and leasehold improvements...............................    42,091,000       41,711,000
                                                                                    ------------     ------------
                                                                                     132,395,000      133,661,000
              Less accumulated depreciation and amortization......................    74,671,000       70,687,000
                                                                                    ------------     ------------
                                                                                    $ 57,724,000     $ 62,974,000
                                                                                     ===========      ===========

NOTE E -- MARKETABLE SECURITIES

     At December 31, 1993, the Company's investments in marketable securities consist of U.S. Treasury obligations with maturities of 2 to 7 years and a market value of $22,425,000. At December 31, 1993, the Company has recorded unrealized losses of $147,000 related to these investments.

NOTE F -- CREDIT ARRANGEMENTS AND LONG-TERM DEBT

     The Company maintains committed lines of credit of $40,000,000 with various banks and may draw against the lines on unsecured demand notes at rates below the applicable bank's prime interest rate. These lines of credit were partially utilized during both 1993 and 1992 to secure obligations of selected foreign subsidiaries in the respective year-end amounts of $11,100,000 and $13,331,000. The Company had $34,751,000 and $27,464,000 outstanding under other uncommitted lines of credit at December 31,

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

1993 and 1992, respectively. The carrying amount of the debt outstanding under both the committed and uncommitted lines of credit approximates fair value because of the short maturities of the underlying notes.

     In January 1993, the Company borrowed $30,000,000 from the Prudential Insurance Company at a fixed interest rate of 7.68% repayable in equal installments of $10,000,000 in January 1998, 1999 and 2000. The terms of the loan agreement require, inter alia, that the Company maintain specified levels of net worth, meet certain cash flow requirements and limit its incurrence of additional indebtedness to certain specified amounts. At December 31, 1993, the Company was in compliance with all of these covenants. The fair value of the Prudential debt is estimated to be $31,400,000 at December 31, 1993. This estimate was determined using a discounted cash flow analysis using current interest rates for debt having the similar terms and remaining maturities.

     The remaining balance of long-term debt consists of 8 1/2% Convertible Subordinated Debentures due December 10, 1996 which are currently convertible into 8.43 shares of Common Stock and an equal amount of Limited Duration Class B Common Stock, subject to certain adjustments, for each $1,000 principal amount of such Debentures. The debt was issued in exchange for cash and a $3,000,000, 9% promissory note, payable December 10, 1997, from an officer of the Company and is included in other assets at December 31, 1993 and 1992. During 1991, the Company extended the maturity dates of the debt and related promissory note to the dates indicated above. During each of the years 1993, 1992 and 1991, the Company paid to the officer interest of $257,000 pursuant to the terms of the 8 1/2% Convertible Subordinated Debenture. During each of the years 1993, 1992 and 1991, the officer paid to the Company interest of $270,000 pursuant to the terms of the 9% promissory note.

     For the years 1993, 1992 and 1991, the Company made interest payments of $6,529,000, $7,242,000 and $6,118,000, respectively.

NOTE G -- REDEEMABLE PREFERRED STOCK

     The Company has outstanding at December 31, 1993 and 1992, 22,000 and 24,000 shares, respectively, of its Series 1 Preferred Stock and 5,000 shares each of its Series 2 and Series 3 Preferred Stock, which are held by current and former senior employees of the Company including one executive officer. The shares were issued at a price equal to the book value of the Common Stock at the time of issuance less a fixed amount. One dollar per share was paid in cash and the balance was represented by full recourse promissory notes, payable in May 1996, bearing interest at 9% per annum. In April 1993, the Company, at the option of one holder, after attainment of age 65, redeemed 2,000 shares of Series 1 Preferred Stock at a price of $347,000. The Company discharged its obligation by payment of cash of $300,000 and forgiveness of the holder's promissory note of $47,000. The amount of the full recourse promissory notes included in other assets at December 31, 1993 and 1992 was $763,000 and $810,000, respectively. The interest paid to the senior employees in 1993, 1992 and 1991, pursuant to the terms of these notes was $70,000, $77,000, and $77,000, respectively.

     The redemption price per share for the Preferred Stock is the combined book value per share of the Common Stock and Limited Duration Class B Common Stock as adjusted in accordance with the terms of the respective Certificates of Designation and Terms of each series of Preferred Stock upon redemption less a fixed discount. Holders of the Preferred Stock may have their shares redeemed upon termination of employment prior to age 65. The Company is obligated to redeem such shares following the holder's retirement after age 65.

     Following the distribution of the new class of Common Stock designated Limited Duration Class B Common Stock, the holders of the Preferred Stock became entitled to eleven votes per share on all

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES matters submitted to the vote of stockholders. The holders of the Series 1 Preferred Stock are entitled, as well, to vote as a single class to elect or remove one-quarter of the Board of Directors, to approve the merger or consolidation of the Company or the sale by it of all or substantially all of its assets, and to approve the authorization or issuance of any other class of Preferred Stock having equivalent voting rights.

     The holders of the Preferred Stock are entitled to receive cumulative preferential dividends at the annual rate of $.25 per share, and to participate in dividends on the Common Stock and Limited Duration Class B Common Stock to the extent such dividends, on a per share basis, exceed the preferential dividends.

     In the event of the liquidation of the Company, holders of Preferred Stock are entitled to a preferential liquidation distribution of $1.00 per share in addition to all accrued and unpaid preferential dividends.

     The total carrying value of the Series 1, 2 and 3 Preferred Stock (applicable to those shares outstanding at each respective year end) increased by $468,000 and $415,000 in 1993 and 1992, respectively, and decreased by $92,000 in 1991, which represents the change in redemption value during those periods. This change is referred to as "Additional Capital Applicable to Redeemable Preferred Stock" in the Certificates of Designation and Terms of the Series 1, 2 and 3 Preferred Stock.

NOTE H -- COMMON STOCK

     The Company has authorized and outstanding two classes of common stock, Common Stock and Limited Duration Class B Common Stock (Class B Common Stock), both $1 par value per share.

     The Class B Common Stock has the same dividend and liquidation rights as the Common Stock and a holder of each share of Class B Common Stock is entitled to ten votes on all matters submitted to stockholders. The shares of Class B Common Stock are restricted as to transferability and upon transfer, except to specified limited classes of transferees, will convert into shares of Common Stock which have one vote per share. The Class B Common Stock will automatically convert to Common Stock on April 30, 1996.

     Shares which have been issued and are now outstanding under the provisions of the Company's Restricted Stock Plan are subject to restrictions as to transferability expiring generally five or six years from the date of issue. In 1990, an additional 100,000 shares of Common Stock were authorized under this Plan. During 1993, the restriction lapsed on 1,400 shares of Common Stock and no shares of Class B Common Stock. At December 31, 1993 and 1992, there were 125,000 and 124,800 shares of Common Stock and 49,900 and 49,900 shares of Class B Common Stock, respectively, reserved by the Company and available for issuance under this Plan. Compensation to employees under the Plan of $214,000 representing the unamortized excess of the market value of restricted stock over any cash consideration received, is carried as a reduction of Paid-In Additional Capital and is charged to income ($256,000 in 1993, $252,000 in 1992 and $481,000 in 1991) over the related required period of service of the respective employees.

     The tax benefit, resulting from the difference between compensation expense deducted for tax purposes and compensation expense charged to income, is recorded as an increase to Paid-In Additional Capital.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

NOTE I -- STOCK OPTION PLANS

     Executive Growth Plan: Under the terms of the Company's qualified stock option plan (Executive Growth Plan), options may be granted to officers and key employees at prices not less than 100% of the fair market value of the shares on the date of grant. At December 31, 1993 and 1992, there were no options outstanding and no options exercisable and at December 31, 1991 and 1990, there were 25,000 options of Class B Common Stock and 25,000 options of Common Stock outstanding and exercisable under this plan. During 1992, these options were exercised at a total option price of $3,237,000, and were paid for with cash of $67,000 and a note from an officer of the Company in the amount of $3,170,000 due and payable in December 2001 at a fixed interest rate of 6.06%. At December 31, 1993, 142,847 shares of Common Stock and 142,847 shares of Class B Common Stock were reserved by the Company for issuance with respect to the Plan. In addition, the holder of the options was entitled to receive an additional amount representing the dividends which would have been paid if the options had been exercised on the date of grant. The holder used this additional amount ($1,153,000) to purchase an additional 8,905 shares of both Common Stock and Class B Common Stock. The additional amount was reflected as compensation expense in 1992 and in years prior to the exercise.

     In addition, and in accordance with the terms of the option agreement, the holder of the options issued to the Company a promissory note in the principal amount of $2,340,000 bearing interest at the rate of 6.06%, payable in December 2001, to settle his obligation to provide the Company with funds necessary to pay the required withholding taxes due upon the exercise of the options. The Company received a tax benefit of $1,556,000 upon the exercise of the options. A portion of this note equal to the tax benefit and the full amount of the note for $3,170,000 are reflected in a separate component of stockholders' equity at December 31, 1993 and 1992.

     The interest paid to the Company by the holder pursuant to the terms of the two notes issued in connection with the option exercise was $334,000 in 1993. No interest payments were made in 1992.

     Incentive Stock Option Plan: In 1982, the Company adopted an Incentive Stock Option Plan. Under this plan in which options were available to be granted through May 1992, options were granted to key employees, including officers, at a price not less than 100% of the fair market value of the shares on the date of grant. A Committee of the Board of Directors determined the terms and conditions under which options may be granted or exercised. However, options (i) may not be exercised within twelve months from the date of grant, (ii) may not be granted to Committee members, (iii) expire within ten years from the date of grant and
(iv) must be exercised in the order of grant.

     Transactions involving outstanding stock options under this Plan were:

                                                                         NUMBER OF SHARES
                                                                        -------------------
                                                                        CLASS B
                                                                        COMMON      COMMON      TOTAL OPTION
                                                                         STOCK       STOCK         PRICE
                                                                        -------     -------     ------------
      Outstanding, December 31, 1990................................     26,992      31,992      $ 3,995,000
      Cancelled.....................................................       (266)       (266)         (35,000)
      Exercised.....................................................    (11,893)    (11,893)      (1,325,000)
                                                                        -------     -------     ------------
      Outstanding, December 31, 1991................................     14,833      19,833        2,635,000
      Cancelled.....................................................       (500)       (500)         (65,000)
      Exercised.....................................................    (10,233)    (10,233)      (1,323,000)
                                                                        --------     -------     ------------
      Outstanding, December 31, 1992................................      4,100       9,100        1,247,000
      Cancelled.....................................................       (300)       (300)         (58,000)
      Exercised.....................................................     (3,700)     (3,700)        (676,000)
                                                                        --------     ------     ------------
      Outstanding, December 31, 1993................................        100       5,100      $   513,000
                                                                        ========   =========    ============

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

     As of December 31, 1993, options to acquire 2,242 shares of Common Stock and 100 shares of Class B Common Stock were exercisable. The Company has reserved 29,684 shares of Common Stock and 29,684 shares of Class B Common Stock for issuance with respect to this plan.

     Nonqualified Stock Option Plan: On December 2, 1987, the Company adopted a Nonqualified Stock Option Plan, whereby 100,000 shares of Common Stock were reserved for issuance. In 1990, the number of shares of Common Stock authorized for issuance under this Plan was increased to 200,000. At the discretion of a Committee of the Board of Directors, nonqualified stock options are granted to employees eligible to receive options at prices not less than 100% of the fair market value of the shares on the date of grant, and options must be exercised within 10 years of grant and for only specified limited periods beyond termination of employment.

     Transactions involving outstanding stock options under this Plan were:

                                                                                      NUMBER       TOTAL OPTION
                                                                                     OF SHARES        PRICE
                                                                                     ---------     ------------
      Outstanding, December 31, 1990.............................................      35,750       $3,558,000
      Cancelled..................................................................      (1,100)        (120,000)
      Issued.....................................................................       6,200          869,000
                                                                                     ---------     ------------
      Outstanding, December 31, 1991.............................................      40,850        4,307,000
      Cancelled..................................................................      (2,200)        (257,000)
      Issued.....................................................................       1,000          131,000
      Exercised..................................................................        (533)         (50,000)
                                                                                     ---------     ------------
      Outstanding, December 31, 1992.............................................      39,117        4,131,000
      Cancelled..................................................................        (567)         (58,000)
      Exercised..................................................................      (1,184)        (110,000)
                                                                                     ---------     ------------
      Outstanding, December 31, 1993.............................................      37,366       $3,963,000
                                                                                     ========      ============
      Available for future grants................................................     160,917
                                                                                     ========

     As of December 31, 1993 and 1992, 19,668 and 8,051 of the outstanding options, respectively, were exercisable.

NOTE J -- COMPUTATION OF NET INCOME PER COMMON SHARE

     The computation of net income per common share is based on the weighted average number of common shares outstanding, including adjustments for the effect of the assumed exercise of dilutive stock options and shares issuable pursuant to the Company's Senior Management Incentive Plan (see Note L(1)) (1,263,900 in 1993, 1,205,241 in 1992 and 1,196,908 in 1991) and, for fully diluted net income per common share, the assumed conversion of the 8 1/2% Convertible Subordinated Debentures issued in December 1983. Also, for the purpose of computing net income per common share, the Company's net income is reduced by dividends on the Preferred Stock and is reduced or increased to the extent of an increase or decrease, respectively, in redemption value of the Preferred Stock. Primary net income per common share is computed as if stock options were exercised at the beginning of the period and the funds obtained thereby used to purchase common shares at the average market price during the period. In computing fully diluted net income per common share, the market price at the close of the period or the average market price, whichever is higher, is used to determine the number of shares which are assumed to be repurchased.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

     The effects of the Preferred Stock dividend requirements and the change in redemption values amounted to $.53, $.52 and $.09 per share in 1993, 1992 and 1991, respectively.

NOTE K -- INCOME TAXES

     Effective January 1, 1993, the Company adopted FAS 109 (see Note A). As permitted under the new rules, the Company restated its 1992 and 1991 financial statements. The effect of adoption of FAS 109 was to reduce net income in 1992 by $600,000 or $0.50 per share, through an increase to the deferred provision for income taxes. The cumulative effect of adoption as of January 1, 1991 was to reduce net income by $500,000.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. At December 31, 1993, and at December 31, 1992 and 1991, as restated, the Company had deferred tax assets of $16,282,000, $15,334,000 and $21,928,000 and deferred tax liabilities of
$12,194,000, $14,517,000 and $15,760,000, respectively, detailed as follows:

                                                                         DEFERRED TAX ASSETS (LIABILITIES)
                                                                     -----------------------------------------
                                                                        1993           1992           1991
                                                                     -----------    -----------    -----------
      Restructuring costs and related future tax benefits.........   $ 3,531,000    $ 5,767,000    $ 7,411,000
      Deferred compensation.......................................     5,730,000      4,220,000      8,792,000
      Accrued expenses............................................     7,021,000      5,347,000      5,725,000
      Safe harbor lease and depreciation..........................    (9,228,000)   (10,772,000)   (12,267,000)
      Tax on unremitted foreign earnings and other................    (2,966,000)    (3,745,000)    (3,493,000)
                                                                     -----------    -----------    -----------
                                                                       4,088,000        817,000      6,168,000
      Valuation allowance for deferred tax assets.................
                                                                     -----------    -----------    -----------
      Net deferred tax assets.....................................   $ 4,088,000    $   817,000    $ 6,168,000
                                                                     ===========    ===========    ===========

     The components of income before taxes on income are as follows:

                                                                        1993           1992           1991
                                                                     -----------    -----------    -----------
      Domestic....................................................   $28,646,000    $20,440,000    $(6,648,000)
      Foreign.....................................................    14,059,000     22,148,000     19,925,000
                                                                     -----------    -----------    -----------
                                                                     $42,705,000    $42,588,000    $13,277,000
                                                                     ===========    ===========    ===========

     Provisions (benefits) for Federal, foreign, state and local income taxes consisted of the following:

                                           1993                       1992                        1991
                                 ------------------------    -----------------------    -------------------------
                                  CURRENT       DEFERRED      CURRENT      DEFERRED      CURRENT       DEFERRED
                                 ----------    ----------    ----------    ---------    ----------    -----------
      Federal.................   $12,106,000   $(2,448,000)  $ 1,649,000   $3,752,000   $ 2,867,000    $(3,981,000)
      Foreign.................     8,580,000    (1,578,000)   11,727,000                  8,447,000
      State and local.........     5,072,000       755,000     1,248,000    1,599,000     4,724,000     (7,000,000)
                                 -----------    ----------    ----------    ---------    ----------    -----------
                                 $25,758,000   $(3,271,000)  $14,624,000   $5,351,000   $16,038,000   $(10,981,000)
                                 ===========    ==========    ==========    =========    ==========    ===========

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

     The effective tax rate varied from the statutory Federal income tax rate as follows:

                                                                                    1993       1992       1991
                                                                                    ----       ----       ----
      Statutory Federal tax rate..............................................      35.0%      34.0%       34.0%
      State and local income taxes (benefits), net of Federal income tax......       8.9        4.4       (11.3)
      Difference in foreign tax rates.........................................       8.4       11.2        14.7
      Withholding tax on unremitted foreign earnings..........................       1.2        1.0         3.2
      Adjustment of prior years' provisions...................................      (2.2)      (4.9)
      Other -- net............................................................       1.4        1.2        (2.5)
                                                                                    ----       ----       -----
                                                                                    52.7%      46.9%       38.1%
                                                                                    ====       ====       =====

     During the years 1993, 1992 and 1991, the Company made income tax payments of $18,748,000, $14,435,000 and $13,905,000, respectively.

NOTE L -- RETIREMENT PLANS, DEFERRED COMPENSATION, LEASES AND CONTINGENCIES

(1) The Company's Profit Sharing Plan is available to all employees of the Company and qualifying subsidiaries meeting certain eligibility requirements. The Plan provides for contributions by the Company at the discretion of the Board of Directors, subject to maximum limitations. The Company also operates a noncontributory Employee Stock Ownership Plan covering eligible employees of the Company and qualifying subsidiaries, under which the Company may make contributions (in stock or cash) to an Employee Stock Ownership Trust ("ESOT") in amounts each year as determined at the discretion of the Board of Directors. The Company made no stock contributions to the Plan in 1993, 1992 and 1991. The Company and the ESOT have certain rights to purchase shares from participants whose employment has terminated. In addition to the two plans noted above, various subsidiaries maintain separate profit sharing and retirement arrangements. Furthermore, the Company also provides additional retirement and deferred compensation benefits to certain officers and employees.

    The Company maintains a Senior Management Incentive Plan ("SMIP") in which deferred compensation is granted to senior executive or management employees deemed essential to the continued success of the Company. The amount recorded as an expense related to this Plan amounted to $4,581,000, $4,340,000 and $4,529,000 in 1993, 1992 and 1991, respectively.
    Approximately $3,343,000 and $1,160,000 of Plan expense incurred in 1993 and 1992, respectively, will be payable in Company stock in accordance with the terms of the Plan. These awards convert into 18,461 and 8,624 equivalent shares of Common Stock in 1993 and 1992, respectively. The future obligation related to the stock award has been reflected as an increase to Paid-In Additional Capital.

    Expenses related to the foregoing plans and benefits aggregated $21,057,000 in 1993, $25,002,000 in 1992, and $20,300,000 in 1991.

    In December 1990, the Company amended its employment agreement with its Chairman and Chief Executive Officer, which extended the term of that agreement through December 31, 1997. Concurrently, the Company also discharged this individual's pension obligation which had been established pursuant to the terms of his long-standing employment agreement. This obligation was partially satisfied with a distribution of approximately $19.8 million from a trust fund previously established by the Company for this purpose. The remainder of the amount necessary to discharge this obligation (approximately $9.5 million) was distributed from general corporate funds. Included in other assets at December 31, 1993 and 1992 is approximately $9.5 and $11.9 million,

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES respectively, related to this arrangement which is being amortized to expense over the remaining term of the related employment agreement.

    Pursuant to an employment agreement, dated December 21, 1990, an executive officer of the Company borrowed $1,000,000 from the Company repayable at December 31, 1995, except that one-fifth of the principal of the loan is forgiven by the Company each December 31, beginning with December 31, 1991, provided that the officer continues to be employed by the Company on those dates. In 1993, 1992 and 1991, the Company has included in each year $200,000 of compensation expense, representing the amount of loan forgiven each year. As of December 31, 1993 and 1992, the remaining loan balance was $400,000 and $600,000, respectively (the long term portion of the loan, $200,000 in 1993 and $400,000 in 1992, is included in other assets).

(2) Rental expense amounted to approximately $32,725,000 in 1993, $33,741,000 in 1992 and $29,106,000 in 1991 which is net of sub-lease rental income of $2,016,000 in 1993, $3,343,000 in 1992, and $3,483,000 in 1991. Approximate
    minimum rental commitments, excluding escalations, under noncancellable operating leases are as follows:

                                                                       OFFICE        SUB-LEASE
                                                                        SPACE       COMMITMENTS       TOTAL
                                                                    -------------   -----------    ------------
          1994...................................................   $  27,007,000   $ (807,000)    $ 26,200,000
          1995...................................................      24,467,000     (392,000)      24,075,000
          1996...................................................      24,085,000     (373,000)      23,712,000
          1997...................................................      21,256,000     (341,000)      20,915,000
          1998...................................................      19,626,000     (324,000)      19,302,000
          Beyond 1998............................................      43,925,000     (335,000)      43,590,000
                                                                    -------------   -----------    ------------
                                                                    $ 160,366,000   $(2,572,000)   $157,794,000
                                                                      ===========   =============   ===========

(3) The Company is not involved in any pending legal proceedings not covered by insurance or by adequate indemnification or which, if decided adversely, would have a material effect on either the results of operations, liquidity or financial position of the Company.

NOTE M -- RESTRUCTURING COSTS

     In November 1991, the Company recorded a charge for restructuring costs of $23,850,000 primarily in connection with the absorption of a former subsidiary. These charges related predominantly to the disposal of the subsidiary's real estate obligations and leasehold assets, the write-off of certain of its fixed assets, goodwill and other costs, primarily severance, in connection with the integration. The restructuring costs also included similar modest charges with respect to a small number of related operations. The components of the restructuring charge as recorded in the fourth quarter of 1991 were as follows:

          Lease termination -- payments and other lease related costs...........................  $ 12,200,000
          Write-off of fixed assets and leasehold improvements..................................     4,400,000
          Write-off of goodwill of former subsidiaries..........................................     2,500,000
          Severance payments....................................................................     2,300,000
          Other costs...........................................................................     2,450,000
                                                                                                  ------------
                                                                                                  $ 23,850,000
                                                                                                    ==========

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

     The amount provided in 1991 was for liabilities which existed as of the fourth quarter of 1991 and was not for any events anticipated to happen after December 31, 1991. Most personnel reduction related to the absorption of the former subsidiaries occurred during the fourth quarter of 1991 and the severance accrual was adequate to cover those liabilities. Of the deferred tax benefits totaling $7,411,000, related to the restructuring charge that was recorded in 1991, $1,644,000 was realized in 1992 and $2,236,000 realized in 1993 (see Note
K). The remaining deferred tax balance is expected to be realized over the next couple of years.

          GREY ADVERTISING INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

NOTE N -- INDUSTRY SEGMENT AND RELATED INFORMATION

     Commissions and fees and operating profit by geographic area for the years ended December 31, 1993, 1992 and 1991, and related identifiable assets at December 31, 1993, 1992 and 1991 are summarized below (000s omitted):

                                                  UNITED STATES                 WESTERN EUROPE                   OTHER
                                           ----------------------------  ----------------------------  -------------------------
                                             1993      1992      1991      1993      1992      1991     1993     1992     1991
                                           --------  --------  --------  --------  --------  --------  -------  -------  -------
Commissions and fees....................   $267,964  $241,279  $248,322  $260,005  $281,632  $242,644  $39,274  $41,557  $37,333
                                           ========  ========  ========  ========  ========  ========  =======  =======  =======
Operating profit (loss).................   $ 28,809  $ 20,023  $ (8,239) $ 11,415  $ 16,594  $ 17,866  $   564  $ 5,341  $ 4,252
                                           ========  ========  ========  ========  ========  ========  =======  =======  =======
Other income (expense) -- net...........
Income before taxes on income of
  consolidated companies................
Identifiable assets.....................   $353,532  $260,849  $246,990  $389,723  $427,728  $421,656  $61,274  $52,627  $56,714
                                           ========  ========  ========  ========  ========  ========  =======  =======  =======
Investments in and advances to
  nonconsolidated affiliated
  companies.............................
Total assets............................

                                                  CONSOLIDATED
                                          ----------------------------
                                            1993      1992      1991
                                          --------  --------  --------
Commissions and fees....................  $567,243  $564,468  $528,299
                                          ========  ========  ========
Operating profit (loss).................  $ 40,788  $ 41,958  $ 13,879

Other income (expense) -- net...........     1,917       630      (602)
                                          --------  --------  --------
Income before taxes on income of
  consolidated companies................  $ 42,705  $ 42,588  $ 13,277
                                          ========  ========  ========
Identifiable assets.....................  $804,529  $741,204  $725,360

Investments in and advances to
  nonconsolidated affiliated
  companies.............................    16,104    11,160    10,471
                                          --------  --------  --------
Total assets............................  $820,633  $752,364  $735,831
                                          ========  ========  ========

     Commissions and fees from one client amounted to 13.0%, 13.4% and 10.6% of the consolidated total in 1993, 1992 and 1991, respectively.

                         REPORT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
GREY ADVERTISING INC.

     We have audited the consolidated balance sheets of Grey Advertising Inc. and consolidated subsidiary companies as of December 31, 1993 and 1992, and the related consolidated statements of income, common stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Grey Advertising Inc. and consolidated subsidiary companies at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

     As discussed in Note A to the financial statements, in 1993 the Company changed its method of accounting for income taxes.

New York, New York
February 11, 1994                                                  ERNST & YOUNG